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                  SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.

                               FORM S-1

                   POST-EFFECTIVE AMENDMENT NUMBER 16 TO

                  REGISTRATION STATEMENT NO. 2-95577

                 IDS FLEXIBLE SAVINGS CERTIFICATE

                                 UNDER

                      THE SECURITIES ACT OF 1933


                        IDS CERTIFICATE COMPANY
          (Exact name of registrant as specified in charter)

                             DELAWARE
    (State or other jurisdiction of incorporation or organization)

                               6725
       (Primary Standard Industrial Classification Code Number)

                            41-6009975
                 (I.R.S. Employer Identification No.)

     IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-3131
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bruce A. Kohn, IDS Tower 10, Minneapolis, MN 55440-0010
                          (612) 671-2221
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

The Registrant has registered an indefinite number or amount of securities under the Securities Act of 1933 pursuant to Section 24f-2 of the Investment Company Act of 1940. Registrants' Rule 24f-2 Notices for its most recent fiscal year (December 31) will be filed on or about February 28, 1996.

PAGE 2
                         Explanatory Note

The first prospectus contained in Part I of the Registration Statement will be used, with minor variations, in connection with the following Registration Statements No. 2-68296, No. 2-76193, No. 33-3562 and No.33-22503. In each case, the first several pages of the prospectuses vary to describe the unique attributes of each certificate. The balance of the prospectus is almost identical for all certificates.
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               PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                          PURSUANT TO RULE 404(c)
                         IDS FLEXIBLE SAVINGS CERTIFICATE
                              AND VARIATIONS



Item                            Caption in
Number                          Prospectus

Item 1. Forepart of the
Registration Statement
and Outside Front Cover
Page of Prospectus.


Item 2. Inside Front and        Where to get information about
Outside Back Cover Pages        IDSC;  Table of Contents.
of Prospectus.

Item 3. Summary Informa-        About the certificate
tion, Risk Factors
and Ratio of Earnings
to Fixed Charges.

Item 4. Use of Proceeds.        How your money is used and
                                protected; Investment policies

Item 5. Determination of        Not Applicable.
Offering Price.

Item 6. Dilution.               Not Applicable.

Item 7. Selling Security        Not Applicable.
Holders.

Item 8. Plan of                 How your certificate
Distribution.                   is managed.

Item 9. Description of          About the Certificate;
Securities to Be                How to invest and withdraw
Registered.                     funds;
                                Taxes on your earnings.


Item 10. Interests of           Not Applicable.
Named Experts and Counsel.

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PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                            PURSUANT TO RULE 404(c) (Continued)



Item                            Caption in
Number                          Prospectus

Item 11. Information with       Invested and guaranteed by
Respect to the Registrant.      IDSC; Regulated by government;
                                Relationship between IDSC and
                                American Express Financial
                                Corporation; Capital structure and
                                certificates issued;  Directors
                                and Officers.

Item 12. Disclosure of          Directors and Officers;
Commission Position on          Also see Item 17 in
Indemnification for             Part II.
Securities Act Liabilities.

IDS Flexible Savings Certificate
Prospectus - April 24, 1996

Earn guaranteed competitive rates for the term you choose.

IDS Flexible Savings Certificates are issued by IDS Certificate Company (IDSC). You may purchase this certificate by selecting a term of 6, 12, 18, 24, 30 or 36 months and an initial investment of at least $1,000 but not more than $1 million (unless you receive prior authorization to invest more). Your principal and interest is guaranteed by IDSC. IDSC guarantees a fixed rate of interest depending upon the term you select. You may make additional investments during the term subject to certain limitations. You may invest in successive terms up to a total of 20 years from the issue date of the certificate. Your interest rate will be determined as described in "About the certificate."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

This prospectus describes terms and conditions of your IDS Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Flexible Savings Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010

1-800-437-3133 (toll free) or
(612) 671-3800 (Minneapolis/St. Paul area)

TTY numbers:
1-800-846-4293 (toll free) or
(612) 671-1630 (Minneapolis/St. Paul area)

An American Express company
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PAGE 6
Where to get information about IDSC

IDSC is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices.

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
Northwestern Atrium Center
500 West Madison Street
Suite 1400
Chicago, IL  60611

Pacific Regional Office
5670 Wilshire Boulevard, 11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average certificates of deposit interest rates, as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408, as explained under "About the certificate."

Here are the interest rates in effect on the date of this prospectus, April 24, 1996:

                    Simple           Effective
                    interest         annualized
Term                rate*            yield**
 6-month
12-month
18-month
24-month
30-month
36-month

*These are the rates for investments under $100,000. Rates may depend on the factors described in "Rates for new purchases" under "Promotions and pricing flexibility" under "About the certificate."

**Assuming monthly compounding.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.
PAGE 7
Contents

Table of contents

About the certificate
  Investment amounts and terms                               p
  Face amount and principal                                  p
  Value at maturity                                          p
  Receiving cash during the term                             p
  Interest                                                   p
  Rates for new purchases                                    p
  Promotions and pricing flexibility                         p
  Additional Investments                                     p

How to invest and withdraw funds
  Buying your certificate                                    p
  Full and partial withdrawals                               p
  When your certificate term ends                            p
  Transfers to other accounts                                p
  Retirement plans: special policies                         p
  Withdrawal at Death                                        p
  Transfer of ownership                                      p
  For more information                                       p

Taxes on your earnings
  Retirement accounts                                        p
  Gifts to minors                                            p
  Foreign investors                                          p

How your money is used and protected
  Invested and guaranteed by IDSC                            p
  Regulated by government                                    p
  Backed by our investments                                  p
  Investment policies                                        p

How your money is managed
  Relationship between IDSC and American
     Express Financial Corporation                           p
  Capital structure and certificates issued                  p
  Investment management and services                         p
  Distribution                                               p
  Employment of other American Express affiliates            p
  Directors and officers                                     p
  Auditors                                                   p

Financial information
  Summary of selected financial information                  p
  Management's discussion and analysis of
   financial condition and results of operations             p
  Report of independent auditors                             p
  Financial statements                                       p
  Notes to financial statements                              p

PAGE 8
About the certificate

Investment amounts and terms

You may purchase the IDS Flexible Savings Certificate with a single payment of at least $1,000 payable in U.S. currency. Unless you receive prior authorization, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million.

After determining the amount you wish to invest, you select a term of 6, 12, 18, 24, 30 or 36 months for which IDSC will guarantee an interest rate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual
Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

     Principal equals     Face amount (initial investment)
          plus            At the end of a term, interest credited
                          to your account during the term
          minus           Any interest paid to you in cash
          plus            Any additional investments to your
                          certificate
          minus           Any withdrawals, fees and applicable
                          penalties.

Principal may change during a term as described in "Add-on feature" and "Full and partial withdrawals."

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:
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PAGE 9
               $5,000.00  Face Amount (initial investment)
          plus    $75.00  Interest credited to your account
          minus   ($0.00) Interest paid to you in cash
          plus $2,500.00  Additional investment to your certificate
          minus   ($0.00) Withdrawals and applicable penalties
                          or fees
               $7,575.00  Principal at the beginning of the next
                          term.
Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, the value of your certificate will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

     o applying the interest rate then in effect to your balance each day

     o    adding these daily amounts to get a monthly total

     o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average).

PAGE 10
In the case of the 6-, 12-, 24-, and 30-month terms IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be 10 basis points (.10%) below to 90 basis points (.90%) above such rates for comparable length certificates of deposit (CDs). In the case of these terms, for purchases of certificates for $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of 5-105 basis points above such rates for comparable length certificates of deposit.

In the case of the 18-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within a range of 0-100 basis points above the rates for the 12-month certificates of deposit. In the case of the 18-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of 15-115 basis points above the rates for the 12-month certificates of deposit.

In the case of the 36-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within 0-100 basis points above the rates for the 30-month certificate of deposit. In the case of the 36-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within 15-115 basis points above the rates for the 30-month certificates of deposit. For example, if the rate most recently published in the BRM Average with respect to the 30-month certificate of deposit is 6.00% our rates in effect for that week for 36-month terms would be between 6.00% and 7.00% for purchases for less than $100,000.

However, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of 6, 12, 24 or 30 months and have satisfied the conditions in the coupon, when rates for new purchases take effect, the rate for the initial term will be within a range from 100 basis points (1%) to 200 basis points above the average interest rate published for comparable length CDs in the BRM Average. Similarly, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of 18 or 36 months and have satisfied the conditions in the coupon, when rates for new purchases take effect, the rate for an initial term of 18 or 36 months will be within a range from 100 basis points (1%) to 200 basis points above the average interest rate published for 12-month CDs or 30-month CDs, respectively, in the BRM Average. For example, the coupon may require that you make a minimum investment and that you are not an existing client of American Express Financial Corporation (AEFC), American Express Financial Advisors Inc., or another subsidiary of AEFC. AEFC will select persons to receive the coupon based on a business strategy to build relationships with new clients in selected market segments who AEFC believes meet threshold requirements for such factors as household

PAGE 11
income and home values. From time to time coupons may be sent only to persons who both fit this strategy and live in particular parts of the country or are affiliated with particular organizations such as an automobile club.

From time to time, for your initial term, IDSC may offer certificates with different terms than those described above. Such terms may be from 7-47 months. For these terms, IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates published in the BRM Average for the certificates of deposit specified above that have the maturity that is closest to the term of the IDS certificate in question. If two different BRM Averages have the closest maturities, we will use the longest maturity that is shorter than the term of the IDS certificate in question. For purchases of certificates of $100,000 or more, the range for your initial term will be 65 -165 points above the same rate. For example, in the case of a 7-month term, IDSC guarantees that, for purchases of certificates less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates for the 6-month certificates of deposit, and for purchases of certificates for $100,000 or more, your rate for your initial term will be within a range of 65-165 basis points above the rates for the 6-month certificates of deposit. Purchase of a certificate in one of these special offers may result in a later term of less than 6 months in order to permit your certificate to mature 20 years from its issue date. IDSC may limit the offering of these certificates to persons with characteristics like those described above for special promotional coupons or to circumstances like those described under "Promotions and pricing flexibility."

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408 by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, AEFC, or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR is available in your local library. To obtain information on current BRM Average rates, call the Client
Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly.
Normally, the rate you receive will be the higher of:

     o the rate in effect for your chosen term on the date of your application
     o the rate in effect on the date your application is accepted by IDSC.

PAGE 12
However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

     o the rate in effect on the date your application is accepted by IDSC
     o    the rate in effect seven days before receipt.

Except for specific promotions, IDSC guarantees an initial rate 25 basis points above the rate offered to the general public on this IDSC certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors, Inc. to help you transfer money from a bank or thrift CD account into IDSC investments. To be eligible for this rate, you must transfer at least $10,000 from a CD account to IDSC to purchase one or more IDS Cash Reserve Certificates and/or IDS Flexible Saving Certificates, and this rate will only apply to those certificates.

Except for specific promotions, IDSC guarantees active or retired AEFC employees, IDSC's directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales.

Promotions and pricing flexibility

From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of AEFC or its subsidiaries.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases".

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including certificate of deposit yields as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Performance:  From February 1990 through February 1995, IDS
Flexible Savings Certificate one year yields were higher than average bank and thrift one year certificate of deposit yields and PAGE 13

Super NOW accounts, as measured by the BRM Average (prior to Jan.
13, 1993, yields were measured by the BRM National IndexTM, an average of CD yields in 10 cities).

Yields from February 1990 through February 1995

8%
                        ____ IDS Flexible Savings - 1 year
                        .... Certificate of deposit - 1 year
6%


4%  Two lines comparing the yields for one-year IDS Flexible
    Savings Certificate against those of one-year certificates of deposit with Flexible's yield generally above the CD's

2%

90          91          92          93          94          95

o The graph compares past yields and should not be considered a prediction of future performance.


Additional investments

You may make investments within 15 calendar days after the end of a term (the "grace period"). Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under "Full and partial withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million (unless you receive prior authorization from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

Add-on feature: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment PAGE 14 increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

IMPORTANT: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or
Employer Identification Number).  See "Taxes on your earnings."

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make additional investments

PAGE 15
1
By mail

Send your check along with your name and account number to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

2
By wire

For investment into an established account, you may wire money to:

     Norwest Bank Minneapolis
     Routing No. 091000019
     Minneapolis, MN
     Attn:  Domestic Wire Dept.

Give these instructions:

     Credit IDS Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o    Minimum amount you may wire:  $1,000

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Bank wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m.
     Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

PAGE 16
Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k) or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal are subject to penalties, described below.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o You may not otherwise make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

o Withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn.
     You'll get the best result by timing a withdrawal at the end of the certificate month.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o    first from interest credited during the current term
o    then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

Penalty exceptions: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.
The 2% penalty is also waived upon death of the certificate holder, or if it is for an IRA and you have reached age 72-1/2. See PAGE 17
"Retirement plans: special policies" for additional penalty policies.

The following example demonstrates how this feature works:

Suppose your certificate balance is $1,000. During the grace period, you add $500, bringing the principal to $1,500. At any time during the term, you could withdraw up to $150 of principal with no penalty.

Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 - $5,028).

     Total investments                                 $20,000.00
     Interest credited                                  $1,600.00
     Total balance                                     $21,600.00

     Requested check                                    $5,000.00
     Credited interest withdrawn                       ($1,600.00)
     10 percent of principal -- not subject to         ($2,000.00)
     penalty
                                                       ___________
     Remaining portion of requested withdrawal --       $1,400.00
     subject to penalty
     Withdrawal penalty percent                              2.00%
     Actual withdrawal penalty                             $28.00

     Balance prior to withdrawal                       $21,600.00
     Requested withdrawal check                        ($5,000.00)
     Withdrawal penalty                                ($   28.00)
     Total balance after withdrawal                    $16,572.00

Additionally, if you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

For more information on withdrawal charges, talk with your American Express financial advisor or call the Client Service Organization at the number on the back cover.

When your certificate term ends

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (6, 12, 18, 24, 30 or 36 month) nearest in length to your initial term. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the largest maturity that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. see "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if your bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate for any other IDSC certificate or into another existing American Express Financial
Advisors, Inc. account that has the same registered ownership
(subject to any terms and conditions that may apply).

PAGE 19
Two ways to request a withdrawal or transfer

1
By phone

o Call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

o    Maximum phone request:  $50,000

o    Transfers into an American Express Financial Advisors Inc.
     account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone request believed to be authentic and will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording telephone calls. So long as reasonable procedures are followed, neither IDSC nor AEFC or its subsidiaries will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Avenue
Minneapolis MN  55402

Written requests are required for:

o    Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

PAGE 20
Three ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing

o    Payable to name(s) you requested

o For express mail, you will pay charges that vary depending on the courier you select. For a partial withdrawal leaving a remaining balance of more than $1,000, these charges will be deducted from the remaining balance. If the remaining balance is less than $1,000, or if it is a full withdrawal, charges are deducted from proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal: $1,000

o    Request that money be wired to your bank

o    Bank account must be in same ownership as IDSC account

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for preauthorized scheduled partial withdrawals and other full or partial withdrawals

o    No charge

o    Deposited electronically in your bank account

o    Allow two to five business days from request to deposit

Retirement plans:  special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

PAGE 21
o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to the rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA accounts of clients who have reached age 70 1/2.

o If you withdraw all funds from your last account in an IRA plan at American Express Trust Company, a $25 termination fee will apply.

o The IRA termination fee will be waived if withdrawal occurs upon the holder's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While the certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your financial advisor or call the Client Service Organization at the number listed on the back cover.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form
1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

PAGE 22
Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings--and, in many cases, on part or all of the investment itself--until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59-1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. (Other exceptions may apply.) Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding:
As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN)--either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account with IDSC.

If you don't provide the TIN to IDSC, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN

o a civil penalty of $500 if you make a false statement that results in no backup withholding

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

PAGE 23
To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN:

                                 Use the Social Security or
For this type of account         Employer Identification Number of

Individual or joint              The individual or first person
                                 listed on the account

Custodian account of a minor     The minor
(Uniform Gifts/Transfers to
Minors Act)

A living trust                   The grantor-trustee (the person
                                 who puts the money into the trust)

An irrevocable trust,            The legal entity (not the personal
pension trust or estate          representative or trustee, unless
                                 no legal entity is designated in
                                 the account title)

Sole proprietorship or           The owner or partnership
partnership

Corporate                        The corporation

Association, club or             The organization
tax-exempt organization

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for Federal
Form W-9, Request for Taxpayer Identification Number and
Certification.

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

PAGE 24
Estate tax: If you are a nonresident alien and you die while owning a certificate, IDSC will need a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. If we do not receive the statement, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS.

In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

IMPORTANT: This information is a brief and selective summary of certain federal tax rules that apply to this certificate. Tax matters are highly individual and complex, and you should consult a qualified tax advisor about your personal situation.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Flexible Savings Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $___ billion and a net worth in excess of $___ million on Dec. 31, 1995.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners

o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express
     Financial Advisors, Inc.

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money you deposit to individuals, businesses and other enterprises. Other financial institutions may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Flexible Savings Certificate is a security, its offer and sale are subject to regulation under federal and state PAGE 25 securities laws. (It is a face-amount certificate--not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1994, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $121 million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1994:

Type of investment            Net amount invested

Corporate and other bonds            31%
Government agency bonds              27%
Preferred stocks                     23%
Mortgages                             9%
Municipal bonds                       5%
Cash and cash equivalents             5%

More than 95% of our securities portfolio (bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company (formerly IDS Trust Company), Minneapolis, although we also maintain separate deposits as required by certain states. AEFC is a wholly owned subsidiary of American Express Company. Copies of our Dec. 31, 1995 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio--among what types of investments in what amounts--the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Purchasing securities on margin: We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities: We have not and do not intend to purchase or sell commodities or commodity contracts.

PAGE 26
Underwriting: We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money: From time to time we have established a line of credit if management believed borrowing was necessary or desirable. While a line of credit does not currently exist, it may be established again in the future. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate: We may invest directly in real estate, though we have not generally done so in the past. We do invest in mortgage loans.

Lending securities: We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities.
We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities: Most of our investments are in debt securities, some of which are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions: We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

Illiquid securities: A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign PAGE 27 markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting. This means that, for this purpose, the portfolio will be valued in accordance with applicable investment statutes rather than generally accepted accounting principles.

Restrictions: There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and AEFC

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial
Corporation) our parent company and organizer, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial
Corporation changed its name to AEFC.  IDSC, IDS Financial
Corporation and now AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. American Express Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors Inc. financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American ExpressR Card and Travelers Cheque operations through American Express Travel
     Related Services Company, Inc. and its subsidiaries), and

o international banking services (through American Express Bank Ltd. and its subsidiaries).
PAGE 28
American Express Financial Advisors, Inc. is not a bank, and the securities offered by it, such as face amount certificates issued by IDSC, are not backed or guaranteed by any bank, nor are they insured by the FDIC.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1995, IDSC had issued (in face amount)
$______________ of installment certificates and $______________ of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

     o    providing investment research,
     o    making specific investment recommendations
     o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets):

Advisory and services fee computation:

                                Percentage of
Included assets                 total book value

First $250 million                   0.75%
Next 250 million                     0.65
Next 250 million                     0.55
Next 250 million                     0.50
Any amount over $1 billion           0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fees for the past three years:

                         Percentage of
Year      Total fees     included assets

1995      $                      %
1994      $13,565,432        0.51
1993      $15,036,091        0.50
PAGE 29
Estimated advisory and services fees for 1996 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:
o costs incurred by us in connection with real estate and mortgages,
o    taxes,
o    depository and custodian fees,
o    brokerage commissions,
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC,
o fees and expenses of our directors who are not officers or employees of AEFC,
o provision for certificate reserves (interest accrued on certificate owner accounts), and
o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial
Advisors, Inc. we pay for the distribution of this certificate as follows:

o 0.25% of the initial payment on the issue date of the certificate, and

o 0.25% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date. This fee is not assessed to your certificate account.

For certificates paying a special promotional coupon rate described in "Rates for new purchases" under "About the certificate,"
American Express Financial Advisors Inc. waives its distribution fee.

Total distribution fees paid to American Express Financial
Advisors, Inc. for all series of certificates amounted to $__________ during the year ended Dec. 31, 1995. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $__________ during 1996.

See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors, Inc. or IDSC, approved this distribution agreement.

PAGE 30
Employment of other American Express affiliates

AEFC may employ affiliates of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $______ during 1995 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943
Director since 1987

President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929
Director since 1989

Former vice president and group executive, Industrial Systems, with Honeywell Inc. Retired 1989.

Edward Landes
Born in 1919
Director since 1984

Development consultant. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck Ph.D.
Born in 1926
Director since 1987

Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills Inc. since 1970. Retired 1987.

PAGE 31
James A. Mitchell*
Born in 1941
Director since 1994

Chairman of the board of directors since 1994. Executive vice president - marketing and products of AEFC since 1994. Senior vice president - insurance operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916
Director since 1968

Gordon H. Ritz
Born in 1926
Director since 1968

President, Con Rad Broadcasting Corp. Director, Sunstar Foods and Mid-America Publishing.

Stuart A. Sedlacek*
Born in 1957
Director since 1994

President since 1994. Vice president - assured assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1994. Executive vice president - assured assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957
President since 1994.

Morris Goodwin Jr.
Born in 1951
Vice president and treasurer since 1989.

Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957
Secretary since 1995

Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

PAGE 32
Lorraine R. Hart
Born in 1951
Vice president-investments since 1994.

Vice President - insurance investments of AEFC since 1989. Vice president, investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957
Vice president and controller of IDS Certificate Company since 1994.

Manager of investment accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951
Vice president and general counsel since 1993.

Counsel to AEFC since 1992.  Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937
Vice president - Real Estate Loan Management since 1993.

Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1995.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on four other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.
PAGE 33
IDS Cash Reserve Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a three-month term.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Future Value Certificate - A single payment certificate on which IDSC guarantees interest in advance for a four, five, six, seven, eight, nine or ten-year maturity.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad stock market index, with IDSC's guarantee of return of principal.
PAGE 34

(Back cover)

Quick telephone reference

American Express Telephone Transaction Service
Withdrawals, transfers, inquiries

National/Minnesota:  800-437-3133
Mpls./St. Paul area: 612-671-3800

TTY Service
For the hearing impaired
800-846-4293

American Express Infoline
Current rate information (automated response, TouchtoneR phones only)

National/Minnesota:  800-272-4445
Mpls./St. Paul area: 612-671-1630

Your American Express financial advisor:

IDS Flexible Savings Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

               PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                          PURSUANT TO RULE 404(c)
                         IDS CASH RESERVE CERTIFICATE
                              AND VARIATIONS



Item                            Caption in
Number                          Prospectus

Item 1. Forepart of the
Registration Statement
and Outside Front Cover
Page of Prospectus.


Item 2. Inside Front and        Where to get information about
Outside Back Cover Pages        IDSC;  Table of Contents.
of Prospectus.

Item 3. Summary Informa-        About the certificate
tion, Risk Factors
and Ratio of Earnings
to Fixed Charges.

Item 4. Use of Proceeds.        How your money is used and
                                protected; Investment policies

Item 5. Determination of        Not Applicable.
Offering Price.

Item 6. Dilution.               Not Applicable.

Item 7. Selling Security        Not Applicable.
Holders.

Item 8. Plan of                 How your certificate
Distribution.                   is managed.

Item 9. Description of          About the Certificate;
Securities to Be                How to invest and withdraw
Registered.                     funds.
                                Taxes on your earnings.

Item 10. Interests of           Not Applicable.
Named Experts and Counsel.

PAGE 36
                    PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                            PURSUANT TO RULE 404(c) (Continued)




Item                            Caption in
Number                          Prospectus

Item 11. Information with       Invested and guaranteed by
Respect to the Registrant.      IDSC; Regulated by government;
                                Relationship between IDSC and
                                American Express Financial
                                Corporation; Capital structure
                                and certificates issued;
                                Directors and Officers.

Item 12. Disclosure of          Directors and Officers
Commission Position on
Indemnification for
Securities Act Liabilities.

PAGE 37
IDS Cash Reserve Certificate

Prospectus April 24, 1996

Earn attractive rates with ready access to your cash reserves.

IDS Cash Reserve Certificates are issued by IDS Certificate Company
(IDSC). You can purchase this certificate with an initial investment of at least $1,000 or monthly investments of at least $50. Your principal and interest are guaranteed by IDSC. Your certificate earns a fixed rate of interest, declared every three months. Investments in the certificate may continue for successive three-month terms up to a total of 20 years from the issue date of the certificate. Unless you receive prior authorization from IDSC, your total investment, excluding interest earned, cannot exceed $1 million. Your interest rate will be determined as described in "About the certificate."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

This prospectus describes terms and conditions of your IDS Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Cash Reserve Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010


1-800-437-3133
(612) 671-3800
(Minneapolis/St. Paul area)

TTY numbers:
1-800-846-4293 (toll free) or
(612) 671-1630
(Minneapolis/St. Paul area)

An American Express Company

PAGE 38
INSIDE COVER:
Where to get information about IDSC

IDSC is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
Northwestern Atrium Center
500 West Madison St. Suite 1400
Chicago, IL  60611

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed interest rate for each three-month term during the life of the certificate. For your initial term, IDSC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for three-month certificates of deposit as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408, as explained under "About the certificate."

Here are the interest rates in effect on the date of this prospectus, April 24, 1996:

Investment               Simple              Effective
amount                   interest rate*      annualized yield**
$50 to $999
$1,000 to $24,999
$25,000 or more

*Rates may depend on factors described in "Rates for new purchases" under "About the certificate."
**Assuming monthly compounding.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.

PAGE 39
Contents

About the certificate......
     Investment amounts and terms......                 p
     Face amount and principal......                    p
     Value at maturity......                            p
     Receiving cash during the term......               p
     Interest......                                     p
     Rates for new purchases......                      p

How to invest and withdraw funds......
     Buying your certificate......                      p
     Additional investments......                       p
     Full and partial withdrawals......                 p
     When your certificate term ends                    p
     Transfers to other accounts......                  p
     Retirement plans:  special policies......          p
     Transfer of ownership......                        p
     For more information......                         p

Taxes on your earnings......
      Retirement accounts                               p
      Gifts to minors                                   p
      Foreign investors......                           p

How your money is used and protected
      Invested and guaranteed by IDSC......             p
      Regulated by government......                     p
      Backed by our investments......                   p
      Investment policies......                         p

How your money is managed
      Relationship between IDSC and American
        Express Financial Corporation......             p
      Capital structure and certificates issued......   p
      Investment management and services......          p
      Distribution......                                p
      Employment of other American Express affiliates...p
      Directors and officers......                      p
      Auditors......                                    p

Financial information......

      Summary of selected financial information......   p
      Management's discussion and analysis of
       financial condition and results of operations......
      Report of independent auditors......              p

Financial statements......                              p

Notes to financial statements......                     p

PAGE 40
About the certificate

Investment amounts and terms

You can purchase this certificate with an initial investment of at least $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction. Your total investments over the life of the certificate may not exceed $1 million unless you receive prior authorization from IDSC.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. A minimum investment of $50 per month is required for these types of accounts. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

     Principal equals  Face Amount (initial investment)
          plus      At the end of a term, interest credited to
                    your account during the term
          minus          Any interest paid to you in cash
          plus      Any additional investments to your
                    certificate
          minus          Any withdrawals, fees and applicable
                    penalties.

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

          $5,000.00 Face Amount (initial investment)
     plus    $75.00 Interest credited to your account
     minus        ($0.00)     Interest paid to you in cash
     plus $2,500.00 Additional investment to your certificate
     minus        ($0.00)     Withdrawals and applicable penalties
                      or fees

          $7,575.00 Principal at the beginning of the next term.

PAGE 41
Value at maturity

Your certificate matures 20 years from its issue date. At maturity, the value of your certificate will be the total of your actual investment, plus credited interest not paid to you in cash, less withdrawals, penalties and fees. When your certificate matures, you will receive a check for your principal, plus any credited interest, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

Receiving cash during the term

If you need your money before your certificate matures, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three-month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

     o applying the interest rate then in effect to your balance each day
     o    adding these daily amounts to get a monthly total
     o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. For accounts of $1,000 to $24,999.99 IDSC guarantees that this rate will be within a range from 20 basis points (0.20%) below to 80 basis points (0.80%) above the average interest rate published for 3-month CDs in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). For example, if the average rate most recently published is 4.00%, our rate in effect for that week for amounts of $1,000 to $24,999.99 would be between 3.80% to 4.80%. For accounts of $25,000 or more, this rate will be within a range from 0 basis points (0.0%) below to 100 basis points (1.00%) above the same index rate. For accounts of less than $1,000, this rate will be within a range of 90 basis points (0.90%) below to 10 basis points (0.10%) above this average interest rate.

PAGE 42
The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408 by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Rates for new purchases are reviewed and may change weekly.
Normally, the rate you receive will be the higher of:

     o    the rate in effect on the date of your application
     o the rate in effect on the date your application is accepted by IDSC.

However if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:
     o the rate in effect on the date your application is accepted by IDSC
     o    the rate in effect seven days prior to receipt.

Except for specific promotions, IDSC guarantees an initial rate 25 basis points above the rate offered to the general public on this IDS certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account to American Express Financial Advisors Inc. investments. To be eligible for this rate, you must transfer at least $10,000 from a CD account to IDSC to purchase one or more IDS Cash Reserve Certificates and/or IDS Flexible Savings Certificates, and this rate will only apply to those certificates.

Promotions and pricing flexibility: From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Financial Advisors Inc. or its affiliates. Rates also may vary depending on the amount you invest, your geographic location and whether the certificate is purchased for an IRA or qualified retirement plan account. These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases," above.

PAGE 43
Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future rates, a primary consideration will be the prevailing investment climate, including 3-month CD rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another similar index as a guide for setting rates.

Performance:  From February 1991 through February 1996, IDS Cash
Reserve yields were generally higher than average bank and thrift
3-month CD yields, as measured by the BRM Average (prior to January 13, 1993, yields were measured by the BRM National Index, an average of CD yields in 10 cities).

             Yield from May 1991 through February 1996
8%                  _____ IDS Cash Reserve Certificate
                    ..... Money Market Deposit Account
6%                  ***** Certificate of Deposit - Three Month

4%        Three lines comparing the yields for IDS Cash Reserve
          Certificate versus money market deposit accounts and
2%        three-month certificates of deposit, with IDS Cash
          Reserve's line generally above the other two.
0%
     1991     1992     1993     1994     1995     1996

*This graph compares past yields offered on IDS Cash Reserve
Certificate to those of 3-month CDs and money market deposit accounts and should not be considered a prediction of future performance.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted, and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Additional investments

You may make additional investments at any time. Additional investments must be at least $50 and your total investment, less withdrawals, may not exceed $1 million (unless you receive prior authorization from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

PAGE 44
Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or Employer Identification Number). See "Taxes on your earnings."

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks with the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.


o    You must maintain a balance of at least $1,000 in your Cash
     Reserve Certificate account unless you are using an authorized systematic pay-in or payout arrangement. If you use a scheduled pay-in arrangement, your minimum balance requirement is $50.

o If you make no investments for a period of at least 12 consecutive months and your principal is less than $1,000, we will send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

                  Three ways to make investments
1
By scheduled investment plan

Contact your financial advisor to set up one of the following scheduled plans for monthly investments:

o bank authorization (automatic deduction from your bank account)
o    automatic payroll deduction
o    direct deposit of Social Security check

o    other plan approved by IDSC
o    monthly minimum investment must be $50.

To cancel a bank authorization, you must instruct IDSC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account.

2
By mail

For monthly or lump sum investments, send your check along with your name and account number to:

Regular mail:                 Express mail:
American Express Financial         American Express Financial
Advisors Inc.                 Advisors Inc.
Client Service Organization        Client Service Organization
IDS Tower 10                  733 Marquette Ave.
Minneapolis, MN  55440-0010        Minneapolis, MN  55402

3
By wire

If you have an established account, you may wire money to:

     Norwest Bank Minneapolis
     Routing No. 091000019
     Minneapolis, MN
     Attn:  Domestic Wire Dept.

Give these instructions:

     Credit IDS Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs AEFC incurs, will be returned promptly.

o    Minimum amounts each wire investment:   $1,000

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Bank wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m.
     Central time to be credited that day. Otherwise your purchase will be processed the next business day.

PAGE 46
o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o    You may make an unscheduled partial withdrawal of at least
     $100 at any time.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o Scheduled partial withdrawals may be sent to you monthly, quarterly, semiannually or annually. The minimum withdrawal amount is $50.

o Withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.

o Withdrawals that reduce your certificate's principal below a break point for a lower interest rate will cause the remaining principal to earn the lower interest rate for the rest of the term from the date of the withdrawal.

o You may not make a withdrawal from your certificate if that withdrawal causes your balance to fall below $1,000 unless you are making bank authorization or payroll deduction payments or taking systematic payments from your certificate. In these instances, the remaining balance will earn the lower interest in effect for balances of less than $1,000.

When your certificate term ends

Shortly before the end of your certificate's term we will send you a notice indicating the interest rate that will apply to the new PAGE 47 term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not be changed during that term unless your certificate's principal falls below a break point for a lower interest rate.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. (A check may be mailed earlier if your bank provides evidence that your check has cleared.)

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate for any other IDSC certificate or into another existing American Express Financial
Advisors Inc. account that has the same registered ownership
(subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

Call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

o    Maximum phone request:  $50,000

o    Transfers into an American Express Financial Advisors Inc.
     account with the same ownership.

o We will honor any telephone request believed to be authentic and will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. So long as reasonable procedures are followed, neither IDSC nor AEFC or its other subsidiaries will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:
PAGE 48

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55402

Written requests are required for:

o    Transactions over $50,000

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transferring into an American Express Financial Advisors Inc. account with a different ownership (all current registered owners must sign the request).

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing

o    Payable to name(s) you requested

o For express mail, you will pay charges that vary depending on the courier you select. For a partial withdrawal leaving a remaining balance of more than $1,000, these charges will be deducted from the remaining balance. If the remaining balance is less than $1,000, or it is a full withdrawal, charges are deducted from proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal: $1,000

o    Request that money be wired to your bank

o    Bank account must be in same ownership as IDSC account

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

PAGE 49
o Service fee, if any, is deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for preauthorized scheduled partial withdrawals and other full or partial withdrawals

o    No charge

o    Deposited electronically in your bank account

o    Allow three to five business days from request to deposit

Retirement plans:  special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to the rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o If you withdraw all funds from your last account in an IRA plan, a $25 termination fee will apply.

o The IRA termination fee will be waived if withdrawal occurs upon the owner's death.

Transfer of ownership

While the certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service
Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor. PAGE 50
For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate owner and the IRS with reports of all earnings over $10 (Form 1099).
Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings--and, in many cases, on part or all of the investment itself--until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59-1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions also may apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding:
As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN)--either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account with IDSC.
PAGE 51
If you don't provide the TIN to IDSC, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN
o a civil penalty of $500 if you make a false statement that results in no backup withholding
o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

                         Use the Social Security or
For this type of account Employer Identification Number of

Individual or joint account   The individual or first person listed
                              on the account

Custodian account of a        The minor
minor (Uniform Gifts/
Transfers to Minors Act)

A living trust           The grantor-trustee (the person who puts
                         the money into the trust)

An irrevocable trust,         The legal entity (not the personal
pension trust or estate       representative or trustee, unless no
                              legal entity is designated in the
                              account title)

Sole proprietorship or        The owner or partnership
partnership

Corporate                The corporation

Association, club or          The organization
tax-exempt organization

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for Federal
Form W-9, "Request for Taxpayer Identification Number and
Certification."

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.
PAGE 52
Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, IDSC will need a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. If we do not receive the statement, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or satisfactory evidence that the estate is being administered by an executive or administrator appointed, qualified and acting within the United States. In general, a transfer certificate provides assurance that the IRS will not claim your IDS certificate to satisfy estate taxes.

Important: This information is a brief and selective summary of certain federal tax rules that apply to this certificate. Tax matters are highly individual and complex, and you should consult a qualified tax advisor about your personal situation.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Cash Reserve Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $___ billion and a net worth in excess of $___ million on Dec. 31, 1995.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners
o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express
     Financial Advisors Inc.

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways.
Early withdrawals of bank CDs often result in penalties.  Banks and

PAGE 53
thrifts generally have federal deposit insurance for their deposits and lend much of the money you deposit to individuals, businesses and other enterprises. Other financial institutions may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Cash Reserve Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate--not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1995, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1995:

                                   Net amount
Type of investment                 invested
Corporate and other bonds             31%
Government agency bonds               27
Preferred stocks                      23
Mortgages                              9
Municipal bonds                        5
Cash and cash equivalents              5

More than 95% of our securities portfolio (bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company (formerly IDS Bank & Trust), Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1995 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio--among what types of investments in what amounts--the officers and directors of IDSC use

PAGE 54
their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Purchasing securities on margin: We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities: We have not and do not intend to purchase or sell commodities or commodity contracts.

Underwriting: We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money: From time to time we have established a line of credit if management believed borrowing was necessary or desirable. While a line of credit does not currently exist, it may be established again in the future. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate: We may invest directly in real estate, though we have not generally done so in the past. We do invest in mortgage loans.

Lending securities: We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities: Most of our investments are in debt securities, some of which are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions: We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from PAGE 55 the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

Illiquid securities: A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting. This means that, for this purpose, the portfolio will be valued in accordance with applicable investment statutes rather than generally accepted accounting principles.

Restrictions: There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and AEFC

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial
Corporation) had issued similar certificates since 1894. As of Jan. 1, 1995 IDS Financial Corporation became AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1995, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than ___ offices and more than ____ financial advisors. AEFC financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

PAGE 56
AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other business including:

o travel related services (including American ExpressR Card and Travelers Cheque operations through American Express Travel
     Related Services Company, Inc. and its subsidiaries), and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

American Express Financial Advisors Inc. is not a bank, and the securities offered by it, such as face amount certificates issued by IDSC, are not backed or guaranteed by any bank, nor are they insured by the FDIC.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1995, IDSC had issued (in face amount)
$______________ of installment certificates and $______________ of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

     o    providing investment research,
     o    making specific investment recommendations
     o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets).

Advisory and Services Fee Computation

Included Assets            Percentage of Total Book Value

First $250 million                    0.75%
Next 250 million                      0.65
Next 250 million                      0.55
Next 250 million                      0.50
Any amount over $1 billion            0.45

PAGE 57
Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fees for the past three years were:

                         Percentage of
Year      Total fees          included assets

1995      $__________         0.__%
1994      $13,565,432         0.__
1993      $15,036,091         0.__

Estimated advisory and services fees for 1996 are $__________.

Other expenses payable by IDSC:  The Investment Advisory and
Services Agreement provides that we will pay:

o costs incurred by us in connection with real estate and mortgages,
o    taxes,
o    depository and custodian fees,
o    brokerage commissions,
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC,
o fees and expenses of our directors who are not officers or employees of AEFC,
o provision for certificate reserves (interest accrued on certificate owner accounts), and
o expenses of customer settlements not attributable to sales function.


Distribution

Under a Distribution Agreement with American Express Financial
Advisors Inc., we pay for the distribution of this certificate as follows:

o 0.25% of the initial payment on the issue date of the certificate, and
o 0.25% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date. This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $__________ during the year ended Dec. 31, 1995. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $__________ during 1996.

See Note 1 to Financial Statements regarding deferral of distribution fee expense.

PAGE 58
American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or IDSC, approved this distribution agreement.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $______ during 1995 to directors not employed by AEFC.

Board of Directors

David R. Hubers*
Born in 1943
Director since 1987

President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929
Director since 1989

Former vice president and group executive, Industrial Systems, with Honeywell Inc. Retired 1989.

Edward Landes
Born in 1919
Director since 1984

Development consultant. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.
PAGE 59

John V. Luck, Ph.D.
Born in 1929
Director since 1987

Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills Inc. since 1970. Retired 1987.

James A. Mitchell*
Born in 1941
Director since 1994

Chairman of the board of directors since 1994. Executive vice president - marketing and products of AEFC since 1994. Senior vice president - insurance operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916
Director since 1968

Gordon H. Ritz
Born in 1926
Director since 1968

President, Con Rad Broadcasting Corp. Director, Sunstar Foods and Mid-America Publishing.

Stuart A. Sedlacek*
Born in 1957
Director since 1994

President since 1994. Vice president - assured assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1994. Executive vice president - assured assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957
President since 1994

Morris Goodwin Jr.
Born in 1951
Vice president and treasurer since 1989.

Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957
Secretary since 1995

Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951
Vice president-investments since 1994.

Vice President - insurance investments of AEFC since 1989. Vice president, investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957
Vice president and controller of IDS Certificate Company since
1994.

Manager of investment accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951
Vice president and general counsel since 1993.

Counsel to AEFC since 1992.  Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937
Vice president - Real Estate Loan Management since 1993.

Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1995. These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on four other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of 6, 12, 18, 24, 30 or 36 months.

IDS Future Value Certificate - A single payment certificate on which IDSC guarantees interest in advance for four, five, six, seven, eight, nine or ten-year maturity.

IDS Installment Certificate - An installment payment certificate on which IDSC declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.
PAGE 62

(Back cover of prospectus)

Quick telephone reference

Certificate Service Organization/Transaction Line
Withdrawals, transfers, inquiries

National/Minnesota:  800-437-3133
Mpls./St. Paul area: 612-671-3800

TTY Service
For the hearing impaired
800-846-4293

American Express Financial Corporation Infoline
Current rate information (automated response, TouchtoneR phones only)

National/Minnesota:  800-272-4445
Mpls./St. Paul area: 612-671-1630

Your American Express financial advisor:

IDS Cash Reserve Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

               PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                          PURSUANT TO RULE 404(c)
                         IDS INSTALLMENT CERTIFICATE
                              AND VARIATIONS



Item                            Caption in
Number                          Prospectus

Item 1. Forepart of the
Registration Statement
and Outside Front Cover
Page of Prospectus.


Item 2. Inside Front and        Where to get information about
Outside Back Cover Pages        IDSC;  Table of Contents.
of Prospectus.

Item 3. Summary Informa-        About the certificate
tion, Risk Factors
and Ratio of Earnings
to Fixed Charges.

Item 4. Use of Proceeds.        How your money is used and
                                protected; Investment policies

Item 5. Determination of        Not Applicable.
Offering Price.

Item 6. Dilution.               Not Applicable.

Item 7. Selling Security        Not Applicable.
Holders.

Item 8. Plan of                 How your certificate
Distribution.                   is managed.

Item 9. Description of          About the Certificate;
Securities to Be                How to invest and withdraw
Registered.                     funds.
                                Taxes on your earnings.


Item 10. Interests of           Not Applicable.
Named Experts and Counsel.

PAGE 64
                    PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                            PURSUANT TO RULE 404(c) (Continued)




Item                            Caption in
Number                          Prospectus

Item 11. Information with       Invested and guaranteed by
Respect to the Registrant.      IDSC; Regulated by government;
                                Relationship between IDSC and
                                American Express Financial
                                Corporation; Capital structure
                                and certificates issued;
                                Directors and Officers.

Item 12. Disclosure of          Directors and Officers
Commission Position on
Indemnification for
Securities Act Liabilities.

PAGE 65
IDS Installment Certificate

Prospectus
April 24, 1996

Earn attractive rates while you build your savings.

IDS Installment Certificates are issued by IDS Certificate Company
(IDSC). You can purchase this certificate with monthly investments of at least $50 but not more than $5,000 (unless you receive prior authorization from IDSC to invest more). Your principal is guaranteed by IDSC. Your certificate earns interest, which is declared every three months, guaranteed for a three-month period and compounded monthly. In addition, you may receive bonus interest payments if you make regular investments for specified periods. Your certificate matures 10 years from its issue date.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

This prospectus describes terms and conditions of your IDS Installment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Installment Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN
55440-0010
1-800-437-3133 (toll free) or
(612) 671-3800 (Minneapolis/St. Paul area)

TTY numbers:
1-800-846-4293 (toll free) or
(612) 671-1630 (Minneapolis/St. Paul area)

PAGE 66
Where to get information about IDSC

IDSC is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Washington, D.C., 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
Northwestern Atrium Center
500 West Madison St., Suite 1400
Chicago, IL  60611

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be within a specified range of the average rate for bank money market accounts published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408, as explained under "About the certificate," below.

Here are the interest rates in effect on the date of this prospectus, April 24, 1996:

Simple interest rate                            ____%
Effective annualized yield*                     ____%
*  Assuming monthly compounding.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for later three-month periods are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.

PAGE 67
Contents

Table of contents

About the certificate
Investment amounts                                      p
Face amount and principal                               p
Value at maturity                                       p
Receiving cash during the term                          p
Interest                                                p
Rates for new purchases                                 p
Bonus payments                                          p
Calculating your bonus                                  p

How to invest and withdraw funds
Buying your certificate                                 p
Full and partial withdrawals                            p
Transfers to other accounts                             p
Retirement plans: special policies                      p
Withdrawal at death                                     p
Transfer of ownership                                   p
For more information                                    p

Taxes on your earnings
Retirement accounts                                     p
Gifts to minors                                         p
Foreign investors                                       p

How your money is used and protected
Invested and guaranteed by IDSC                         p
Regulated by government                                 p
Backed by our investments                               p
Investment policies                                     p

How your money is managed
Relationship between IDSC and American
 Express Financial Corporation                          p
Capital structure and certificates issued               p
Investment management and services                      p
Distribution                                            p
Employment of other American Express affiliates         p
Directors and officers                                  p
Auditors                                                p

Annual financial information
Summary of selected financial information               p
Management's discussion and analysis of
  financial condition and results of operations         p
Report of independent auditors                          p

Financial Statements                                    p

Notes to financial statements                           p

PAGE 68
About the certificate

Investment amounts

You may purchase the IDS Installment Certificate in scheduled monthly installments of at least $50 but not more than $5,000 payable in U.S. currency. You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000.

The certificate may be used as an investment for your Individual
Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000, or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawals of your investments, and penalties and fees. It is guaranteed by IDSC.

Value at maturity

Your certificate matures 10 years from its issue date. At maturity, you will receive a check for the value of your certificate which will be the total of your actual investments, plus credited interest not paid to you in cash and any bonus payments, less withdrawals, penalties and fees.

Receiving cash during the term

If you need your money before your certificate matures, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Interest

Your payments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three-month period during the life of your certificate.  We
calculate the amount of interest you earn each certificate  month by:
PAGE 69
     o    applying the interest rate then in effect to your balance
          each day

     o    adding these daily amounts to get a monthly total

     o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted, and we received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first three-month period. IDSC guarantees that this rate will be within a range from 25 basis points (0.25%) below to 75 basis points (0.75%) above the average interest rate for bank money market deposit accounts then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). For example, if the average rate most recently published is 2.75%, our rate in effect for that week would be between 2.50 and 3.50%. (Bank money market deposit accounts are government insured.)

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL, 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Rates for new purchases are reviewed and may change weekly.
Normally, the rate you receive will be the higher of:

     o    the rate in effect on the date of your application

     o the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:
     o the rate in effect on the date your application is accepted by IDSC

     o    the rate in effect seven days prior to receipt.
PAGE 70
Active or retired American Express employees, IDSC directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC are guaranteed an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales.

Rates for future periods: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including bank money market deposit account average rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Promotions and pricing flexibility: From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Financial Advisors Inc. or its affiliates.

We also may offer different rates based on your amount invested, maturity selected, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, rates will be within the range of rates described under "Rates for new purchases," above.

Performance: From February 1990 through February 1995, IDSC Installment certificate yields were generally higher than average bank money market deposit accounts and Super Now accounts, as measured by the BRM Average (prior to Jan. 13, 1993, yields were measured by the BRM National IndexTM, an average of CD yields in 10 cities).

Yields from February 1991 through February 1996

                                 ____ IDS Installment Certificate
                                 .... Money Market Deposit Account
                                 **** Super Now Account

6%


4%   Three lines comparing the yields for IDS Installment
     Certificate against those of money market and Super Now
     Accounts with Installment's yield generally above the other two lines.

2%
91           92           93           94           95           96


* The graph compares past yields and should not be considered a prediction of future performance. The Installment Certificate's yields reflect its former policy, in effect through April 1992, of compounding interest rates each calendar quarter. Monthly compounding is reflected from May 1992 through February 1996.

Bonus payments

If you make regular investments over a period of 24 months or more, IDSC will pay you a monthly bonus. Monthly payments must be made during the certificate month to qualify for the bonus. Your bonus will be a percentage of your weighted average monthly investment
(WAMI). This percentage will increase from year three through year six if you continue to make regular investments:

Minimum        Totaling at    Over        Monthly
number of      least this     this        bonus
monthly        minimum        time        during   Percentage
investments    amount         period      period   of WAMI*
20               $1,200       years 1-2   year 3      5%
additional 10       600       year 3      year 4      8%
additional 10       600       year 4      year 5     10%
additional 10       600       year 5      year 6     20%

* calculated from issue through the last month of the preceding period

Bonus payments are credited to your account at the end of each certificate month. They immediately become part of your balance and begin to earn interest.

The illustrations below show the cumulative effect of bonus payments on a hypothetical investment. Suppose you invest $100 per month, receive interest at a constant rate of 3.21% (an effective annual yield of 3.25%, assuming a Jan. 1 purchase) and make no additional lump-sum investments and no withdrawals. (The rate and yield are for illustration only and may not be in effect when you purchase your certificate.) Your interest, balance and average annual yield would increase as follows:

PAGE 72
Installment Certificate Example

$8,000                  *** Amount Paid In
                        ... Interest
                        --- Bonus

$6,000



$4,000



$2,000         Graph shows the effect of cumulative interest and
               bonus earned on an account from zero through 72
               months.
6    12    18    24    30    36    42    48    54    60    66    72

Installment Certificate example

                            Without bonus                    Added by bonus            Total with bonus

                 Cumulative      Cumulative  Balance    Cumulative    Cumulative    Balance       Average
                 investments     interest on            bonus         interest                    annual
                                 investment                           on bonus                    yield*
1st year end     $1,200.00       $ 21.07     $1,221.07  $  0.00         $ 0.00         $1,221.07     3.25%
2nd year end      2,400.00         81.92      2,481.92     0.00           0.00          2,481.92     3.25
3rd year end      3,600.00        183.84      3,783.84    60.00           1.06          3,844.90     4.31
4th year end      4,800.00        328.18      5,128.18   156.00           4.73          5,288.91     4.79
5th year end      6,000.00        516.31      6,516.31   276.00          12.07          6,804.38     4.97
6th year end      7,200.00        749.66      7,949.66   516.00          25.67          8,491.33     5.42

* Average from date of issue to end of year indicated.

Important: The increase in yield that you receive from bonus payments may be more or less than in the example, depending upon interest rates during the six years following issue of your certificate. If actual interest rates are higher than in the example, the effect of the bonus will be less. For example, at a 7.00% interest rate, bonus payments would raise the certificate's average annual yield from issue through year six by 2.05%, compared to 2.17% (5.42 - 3.25) in the example. If actual interest rates are lower than in the example, the increase in the average annual yield would be somewhat more than 2.17%.

Calculating your bonus

To determine your bonus we:

     o first calculate your average monthly investment over the life of your certificate, weighting it to reflect the amount of time each dollar has been invested (your
PAGE 73
          weighted average monthly investment). Money invested early is given more weight than money invested later.

     o then calculate your monthly bonus as a specified percentage of your weighted average monthly investment .

Here is an example to illustrate the two calculations: Suppose you make 24 consecutive monthly investments -- $100 per month for the first six months and $150 per month thereafter (a total of $3300).

1.   Calculate the weighted value of each month's investment.

     Multiply the amount invested ($100) by the number of months it is held - 24 months for the first $100, 23 months for the second, etc. Example: Amount invested in month 1 is $100.
     The investment will be held 24 months. $100 X 24 months = $2,400 monthly weighted value.

Month       Investment  X    Months held      =     Weighted value

 1        $  100                 24                  $ 2,400
 2           100                 23                    2,300
 3           100                 22                    2,200
 4           100                 21                    2,100
 5           100                 20                    2,000
 6           100                 19                    1,900
 7...        150                 18...                 2,700
24           150                 1                       150

SUM       $3,300                300                  $38,550

2.   Add the weighted values:  $2,400 + $2,300 + $2,200 + ...$150 =
     $38,550 is the total weighted value of the investment.

3.   Add the number of months held:
     24 + 23 + 22 + ...+1 = 300. 300 is the total number of months the investment is held.

4.   Divide the sum of weighted values be the sum of months held:
     $38,550 + 300 = $128.50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable by the applicable bonus percentage (5% in the third year): 5% of $128.50 = $6.43 is your bonus payment each month in year 3, a total of $77 for the year.

This procedure is repeated in months 36, 48 and 60 to calculate your weighted average monthly investment from issue through years three, four and five, respectively. These weighted averages are then multiplied by the applicable percentages -- 8%, 10% and 20% -- to determine monthly bonus payments for years 4, 5 and 6, respectively.

Effect of partial withdrawals: If you withdraw part of your principal, you will not receive credit toward a bonus for the sum(s) you withdraw. In effect, you reduce the size of the bonus you are eligible to receive. This is because removing principal will reduce the weighted value of your investment. The weighted value will decrease in proportion to the amount of principal you withdraw. Using the example above, if you withdrew $1000 of the principal before the end of the 24th month, your total investment would decrease by 30.3% ($1000/3300=.303); therefore the reduction factor you will use to figure out the amount of your reduced bonus is .303.

To figure out how much your bonus will be, follow these steps:

1. Multiply the original total weighted value (see original example) of your investment be the reduction factor calculated above.
     $38550 x .303 = $11680.65.

2 Subtract the number calculated in Step 1 from the original total weighted value of your investment.
     $38550 - 11680.65 = $26869.35.

3. Divide the new weighted value of your investment by the total number of months held (300 in this example).
     $26869/300 = $89.56.

     Your new weighted average monthly investment (WAMI) is $89.56.

4.   Multiply the new WAMI by the applicable bonus percentage.   In
     this example, 5% is the bonus because that is the amount on the third year bonus.
     $89.56 x .05 = $4.48, or $53.76 total bonus for the year.

Withdrawals may also affect your eligibility for bonus payments in the third through sixth years. To remain eligible you must make the required number of minimum payments and maintain a balance at least equal to the amount you would have accumulated if you had invested the required minimum of $600 per year. You will become ineligible if withdrawals reduce your balance below this level.

Other eligibility policies: If you have not made the required regular investments specified earlier, you may not receive bonus payments in the year bonuses would normally be paid. But you may become eligible during the next bonus period by making the required investments in the next year. For example, assume that you make the required investments for the first 24 months and receive bonus payments in the third year. But during the third year, you make only three monthly investments. In that case, you would not receive the bonus payments that would normally be made in the fourth year. However, if you make all your regular monthly investments in the fourth year, and your account principal balance reaches the required equivalent of 48 investments of $50 per month ($2,400 at the end of the fourth year), then you would qualify for bonus payments in year five, based on the new weighted average monthly investment.

PAGE 75
Interest rate from years seven through 10: From year seven until your certificate matures, you will receive interest rates comparable to a one-year fixed-rate investment. A rate will be declared during the 72nd month and guaranteed for a three-month period starting in the 73rd month. Thereafter, the rate will be declared every three months and guaranteed for three-month periods.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months, as described under "Rates for new purchases," above.
See "Purchase policies" below.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or Employer Identification Number). See "Taxes on your earnings."

Once your account is set up, there are several convenient ways to make monthly investments.

Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has the authority to determine whether to accept an application and sell a certificate.

o If you make no investments for a period of at least 12 consecutive months and your principal is less than $100, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days, your certificate will be canceled, and we will send you a check for its full value.
PAGE 76
A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make monthly investments

1                       Contact your financial advisor      To cancel a bank
By scheduled            to set up one of the following      authorization, you must
investment              scheduled plans:                    instruct IDSC in
plan                                                        writing or over the phone.
                                                            We must receive notice at
                        - bank authorization (automatic     least three business
                          deduction from your bank          days before the date
                          account)                          funds would normally
                                                            be withdrawn
                        - automatic payroll deduction       from your bank account.
                                                            Bank authorizations will
                        - direct deposit of Social          automatically be stopped
                          Security check                    at maturity or full
                                                            withdrawal.
                        - other plan approved by
                          IDSC
2
By mail

Send your check along with your name and account number to:

Regular mail:                 Express mail:
American Express Financial    American Express Financial
Advisors Inc.                 Advisors Inc.
Client Service Organization   Client Service Organization
IDS Tower 10                  733 Marquette Ave.
Minneapolis, MN  55440-0010   Minneapolis, MN  55402

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:

     o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

     o Full and partial withdrawals of principal in the first three years are subject to penalties, described below.

     o You may not make a partial withdrawal if it would reduce your certificate balance to less than $250. If you request such a withdrawal, we will contact you for revised instructions.

     o As noted earlier, withdrawals during the first six years will affect the amount of your bonus payments and may make you ineligible for a bonus. See "Bonus payments."
PAGE 77

Penalties for early withdrawal: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. (The 2% penalty is waived upon death of the certificate owner, or if it is for an IRA and you have reached age 70 1/2. See "Retirement plans: special policies" below for additional penalty policies.)

When you request a full or partial withdrawal, we pay the amount you request:

     o first from interest and bonus payments credited to your account

     o    then from the principal of your certificate.

For example, suppose this is your balance at the end of the second year:

     Total investments             $7,200.00
     Interest and bonus credited   $488.61
     Total balance                 $7,688.61

If you request a $1,000 check, we would withdraw funds in this order:

     Credited interest and bonus   $  488.61
     Withdrawal of principal       $  511.39
     Total requested withdrawal    $1,000.00

In addition, we would have to withdraw funds to cover the full withdrawal penalty:

     Principal withdrawn     $511.39
     Withdrawal penalty %          2%
     Withdrawal penalty      $ 10.23

The total transaction would be:

Beginning balance                            $7,688.61
Credited interest and bonus withdrawn         ($488.61)
Principal withdrawn                           ($511.39)
Withdrawal penalty (also from principal)       ($10.23)
Remaining balance                            $6,678.38

Loss of Interest: If you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear.
     Please expect a minimum of 10 days from the date of purchase
PAGE 78
     before IDSC mails a check to you. (A check may be mailed earlier if the bank provides evidence that your check has cleared.)

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDSC certificate or into another existing American Express Financial
Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

o Call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

o    Maximum phone request:      $50,000

o Transferring into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone request believed to be authentic and will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording telephone calls. So long as reasonable procedures are followed, neither IDSC nor AEFC will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Written requests are required for:

     o    Transactions over $50,000.

     o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

     o Transfers to another American Express Financial Advisors Inc. account with different ownership. (All current registered owners must sign the request.)

PAGE 79
Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN
55440-0010
Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN 55402

Three ways to receive payment when you withdraw funds

1
By regular or
express mail

     o Mailed to address on record; please allow seven days for mailing

     o    Payable to name(s) you requested

     o For express mail, you will pay charges that vary depending on the courier you select. Cost for partial withdrawals is deducted from the remaining balance, or from the proceeds for full withdrawals.

2
By wire

     o    Minimum wire withdrawal:  $1,000

     o    Request that money be wired to your bank.

     o    Bank account must be in same ownership as American
          Express Financial Advisors Inc. account.

     o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

     o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.


3
By electronic transfer

     o Available only for preauthorized scheduled partial withdrawals and other full or partial withdrawals

PAGE 80
     o    No charge

     o    Deposited electronically in your bank account

     o    Allow two to five business days from request to deposit

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, full value of the certificate will automatically transfer to a new or existing cash management account according to the rules outlined in the Custodial Retirement Plan document.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal charges on withdrawals for IRA accounts of clients who have reached age 70 1/2.

o If you withdraw all funds from your last account in an IRA plan, a $25 termination fee will apply.

o The IRA termination fee will be waived if withdrawal occurs upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While the certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

PAGE 81
For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

The bonus payments and interest on your certificate, including interest on bonus payments, are taxable when credited to your account. Each calendar year we provide the certificate account owners and the IRS with reports of all earnings over $10 (Form
1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59-1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. (Other exceptions also may apply.)

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/ UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding:
As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN) -- either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account with IDSC.

PAGE 82
If you don't provide the TIN to IDSC, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

     o    a $50 penalty for each failure to supply your correct TIN

     o a civil penalty of $500 if you make a false statement that results in no backup withholding

     o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:

Individual or joint account

Custodian account of a minor
(Uniform Gifts/Transfers
to Minors Act)

A living trust

An irrevocable trust,
pension trust or estate

Sole proprietorship
or partnership

Corporate

Association, club or
tax-exempt organization

Use the Social Security or
Employer Identification Number of:

The individual or first person listed on the account

The minor

The grantor-trustee
(the person who puts the money into the trust)

The legal entity
(not the personal representative or trustee, unless no legal entity is designated in the account title)

The owner or partnership

The corporation
PAGE 83
The organization

For details on TIN requirements, ask your American Express financial advisor or local American Express Financial Advisors office for Federal Form W-9, Request for Taxpayer Identification
Number and Certification.

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, IDSC will need a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. If we do not receive the statement, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or satisfactory evidence that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate provides assurance that the IRS will not claim your IDS certificate to satisfy estate taxes.

Important: This information is a brief and selective summary of certain federal tax rules that apply to this certificate. Tax matters are highly individual and complex, and you should consult a qualified tax adviser about your personal situation.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Installment Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $___ billion and a net worth in excess of $___ million on Dec. 31, 1995.

PAGE 84
We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

     o    interest to certificate owners

     o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc.

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawal of bank CDs often results in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money you deposit to individuals, businesses and other enterprises. Other financial institutions may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Installment Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1995, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1995:

Type of investment  Net amount invested

Corporate and other bonds           31%
Government agency bonds             27
Preferred stocks                    23
Mortgages                            9
Municipal bonds                      5
Cash and cash equivalents            5

More than 95% of our securities portfolio (bonds and preferred stocks) are rated investment grade. For additional information PAGE 85 regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company (formerly IDS Trust Company), Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1995, schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Purchasing securities on margin: We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities: We have not and do not intend to purchase or sell commodities or commodity contracts.

Underwriting: We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money: From time to time we have established a line of credit if management believed borrowing was necessary or desirable. While a line of credit does not currently exist, it may be established again in the future. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate: We may invest directly in real estate, though we have not generally done so in the past. We do invest in mortgage loans.

Lending securities: We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities.
We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities: Most of our investments are in debt securities, some of which are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions: We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

Illiquid securities: A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting. This means that, for this purpose, the portfolio will be valued in accordance with applicable investment statutes rather than generally accepted accounting principles.

Restrictions: There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and AEFC

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial
Corporation) our parent company and organizer, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial
Corporation changed its name to AEFC. IDSC, IDS, and now AEFC have ever failed to meet their certificate payments.
PAGE 87

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1995, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than ___ offices and more than ____ financial advisors. AEFC's financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other business including:

o travel related services (including American ExpressR Card and Travelers Cheque operations through American Express Travel
     Related Services Company, Inc. and its subsidiaries), and

o international banking services (through American Express Bank Ltd. and its subsidiaries).


American Express Financial Advisors Inc. is not a bank, and the securities offered by it, such as face amount certificates issued by IDSC, are not backed or guaranteed by any bank, nor are they insured by the FDIC.

Capital structure and certificates issued

AEFC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. American Express Company owns all of the outstanding shares.

As of Dec. 31, 1995, IDSC had issued (in face amount)
$12,727,756,065 of installment certificates and $13,016,532,575 of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

     o    providing investment research,

     o    making specific investment recommendations

     o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires PAGE 88 annual renewal by our board, including a majority of directors who are not interested persons of American Express Financial Advisors
Inc. or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets).

Advisory and services fee computation:

Included assets         Percentage of total book value

First $250 million                 0.75%
Next 250 million                   0.65
Next 250 million                   0.55
Next 250 million                   0.50
Any amount over $1 billion         0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay a service fee.

Advisory and services fees for past three years:

                         Percentage of
Year      Total fees     included assets

1995      $                      %
1994      $13,565,432        0.51
1993      $15,036,091        0.50

Estimated advisory and services fees for 1995 are $15,074,000.

Other expenses payable by IDSC:  The Investment Advisory and
Services Agreement provides that we will pay:

o costs incurred by us in connection with real estate and mortgages,

o    taxes,

o    depository and custodian fees,

o    brokerage commissions,

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC,

o fees and expenses of our directors who are not officers or employees of AEFC,

o provision for certificate reserves (interest accrued on certificate owner accounts), and

PAGE 89
o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial
Advisors Inc., we pay for the distribution of this certificate as follows:

o 6% of the first 60 monthly scheduled payments, or the equivalent, received during the first five years after the issue date of the certificate; and

o 0.5 % of the average daily certificate balance during the sixth through the 10th year.

This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $34,534,747 during the year ended Dec. 31, 1995. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $33,700,000 during 1996.

See Note 1 to Financial Statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or IDSC, approved this distribution agreement.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $______ during 1995 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943
Director since 1987

President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929
Director since 1989

Former vice president and group executive, Industrial Systems, with Honeywell Inc. Retired 1989.

Edward Landes
Born in 1919
Director since 1984

Development consultant. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926
Director since 1987

Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills Inc. since 1970. Retired 1987.

James A. Mitchell*
Born in 1941
Director since 1994

Chairman of the board of directors since 1994. Executive vice president - marketing and products of AEFC since February 1994. Senior vice president - insurance operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916
Director since 1968

Gordon H. Ritz
Born in 1926
Director since 1968

President, Con Rad Broadcasting Corp. Director, Sunstar Foods and Mid-America Publishing.

PAGE 91
Stuart A. Sedlacek*
Born in 1957
Director since 1994

President since 1994. Vice president - assured assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1994. Executive vice president - assured assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957
President since 1994

Morris Goodwin Jr.
Born in 1951
Vice president and treasurer since 1989

Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957
Secretary since 1995

Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951
Vice president-investments since 1994

Vice President - insurance investments of AEFC since 1989. Vice president, investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957
Vice president and controller of IDS Certificate Company since
1994.

Manager of investment accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951
Vice president and general counsel since 1993

Counsel to AEFC since 1992.  Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937
Vice president - Real Estate Loan Management since 1993

Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1995.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on four other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a term of 6, 12, 18, 24, 30 or 36 months.

IDS Future Value Certificate - A single payment certificate on which IDSC guarantees interest in advance for four, five, six, seven, eight, nine or ten-year maturity.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

(Back cover of prospectus)

Quick telephone reference

Client Service Organization/Transaction Line
Withdrawals, transfers, inquiries

National/Minnesota:  800-437-3133
Mpls./St. Paul area: 612-671-3800

TTY Service
For the hearing impaired
800-846-4293

American Express Financial Corporation Infoline
Current rate information (automated response, TouchtoneR phones only)

National/Minnesota:  800-272-4445
Mpls./St. Paul area: 612-671-1630

Your American Express financial advisor:

IDS Installment Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

PAGE 94
               PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                          PURSUANT TO RULE 404(c)
                         IDS FUTURE VALUE CERTIFICATE
                              AND VARIATIONS



Item                            Caption in
Number                          Prospectus

Item 1. Forepart of the
Registration Statement
and Outside Front Cover
Page of Prospectus.

Item 2. Inside Front and        Where to get information about
Outside Back Cover Pages        IDSC;  Table of Contents.
of Prospectus.

Item 3. Summary Informa-        About the certificate
tion, Risk Factors
and Ratio of Earnings
to Fixed Charges.

Item 4. Use of Proceeds.        How your money is used and
                                protected; Investment policies

Item 5. Determination of        Not Applicable.
Offering Price.

Item 6. Dilution.               Not Applicable.

Item 7. Selling Security        Not Applicable.
Holders.

Item 8. Plan of                 How your certificate
Distribution.                   is managed.

Item 9. Description of          About the Certificate;
Securities to Be                How to invest and withdraw
Registered.                     funds.
                                Taxes on your earnings.

Item 10. Interests of           Not Applicable.
Named Experts and Counsel.

PAGE 95
                    PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                            PURSUANT TO RULE 404(c) (Continued)




Item                            Caption in
Number                          Prospectus

Item 11. Information with       Invested and guaranteed by
Respect to the Registrant.      IDSC; Regulated by government;
                                Relationship between IDSC and
                                American Express Financial
                                Corporation; Capital structure
                                and certificates issued;
                                Directors and Officers.

Item 12. Disclosure of          Directors and Officers
Commission Position on
Indemnification for
Securities Act Liabilities.

PAGE 96
IDS Future Value Certificate

Prospectus  April 24, 1996

Earn attractive rates with an assured amount at the maturity date you select

IDS Future Value Certificates are issued by IDS Certificate Company
(IDSC). You can purchase this certificate with any amount from $1,000 to $1 million (unless you receive prior authorization from IDSC to invest more). Your certificate earns a fixed interest rate for maturities of four through ten years. At maturity, IDSC guarantees you will receive your principal plus interest less any withdrawals or penalties. Your interest rate will be determined as described in "About the certificate."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

This prospectus describes terms and conditions of your IDS Future Value Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Future Value Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010

1-800-437-3133  (toll free) or
(612) 671-3800 (Minneapolis/St. Paul area)

TTY numbers:
1-800-846-4293 (toll free) or
(612) 671-1630 (Minneapolis/St. Paul area)

An American Express company

PAGE 97
Where to get information about IDSC

IDSC is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
Northwestern Atrium Center
500 West Madison St., Suite 1400
Chicago, IL  60611

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees for the maturity you choose:

o    A fixed rate of interest

o This rate will be within a specified range of the average of 5-year certificates of deposit as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach,
     FL, 33408, as explained under "About the Certificate."

Here are the interest rates in effect on the date of this prospectus, April 24, 1996:

                                                    Future Value
                                                    of $1.00
                       Simple       Effective       invested today
                       interest     annualized      payable at
     Maturity          rate*        yield**         maturity
_________________________________________________________________
      4 year
      5 year
      6 year
      7 year
      8 year
      9 year
     10 year
__________________________________________________________________
*This is the rate in effect for investments under $25,000. Rates may depend on the factors described in "Rates for new purchases" under "About the certificate."
**Assuming monthly compounding.
PAGE 98
These rates may or may not be in effect when you apply to purchase your certificate. Rates for later periods are set at the discretion of IDSC and may also differ from the rates shown here. This investment is intended to be held to maturity. We reserve the right to issue other securities with different terms.
PAGE 99
Contents

Table of contents

About the certificate
Investment amounts.......................................   p
Maturities...............................................   p
Face amount and future value.............................   p
Value at maturity........................................   p
Receiving cash before maturity...........................   p
Interest.................................................   p
Rates for new purchases..................................   p

How to invest and withdraw funds
Buying your certificate..................................   p
Full and partial withdrawals.............................   p
Retirement plans:  special policies......................   p
Transfer of ownership....................................   p
For more information.....................................   p

Taxes on your earnings
Retirement accounts......................................   p
Gifts to minors..........................................   p
Foreign investors........................................   p

How your money is used and protected
Invested and guaranteed by IDSC..........................   p
Regulated by government..................................   p
Backed by our investments................................   p
Investment policies......................................   p

How your money is managed
Relationship between IDSC and American Express
   Financial Corporation.................................   p
Capital structure and certificates issued................   p
Investment management and services.......................   p
Distribution.............................................   p
Employment of other American Express affiliates..........   p
Directors and officers...................................   p
Auditors.................................................   p

Annual financial information
Summary of selected financial information................   p
Management's discussion and analysis of
  financial condition and results of operations
Report of independent auditors

Financial statements

Notes to financial statements

PAGE 100
About the certificate

Investment amounts

You may purchase the IDS Future Value Certificate with a single payment of at least $1,000 but not more than $1 million payable in U.S. currency. Your investment may exceed $1 million only if you receive prior authorization from IDSC.

The certificate may be used as an investment for your Individual
Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Maturities

You may choose a maturity term in one-year increments from four to ten years. IDSC guarantees your interest rate in advance for the maturity you select.

Face amount and future value

Both the face amount and future value of your certificate are determined when you purchase your certificate. The face amount is the amount of your initial investment. The future value is the face amount plus the interest to be credited at maturity. Your future value is guaranteed by IDSC when you hold your certificate to maturity. For example, if you purchase this certificate with $10,000 at 7% interest with a seven-year maturity, the face amount would be equal to $10,000. Over the term of the certificate, $6,300 of interest would accrue and be credited at maturity. The face amount would remain at $10,000 and the future value payable to you at maturity would be $16,300.

Value at maturity

When your certificate matures, you will receive a check for the value of your certificate, which is the future value less any withdrawal, discounts or fees.

Receiving cash before maturity

Interest on this investment is credited and paid at maturity. However, if you unexpectedly find that you need your money prior to maturity, you may withdraw all or part of your certificate subject to a discounting formula. Partial withdrawals cannot be made within one year of purchase. Procedures for withdrawing money, as well as discount rates which apply, are described in "Full and partial withdrawals" under "How to invest and withdraw funds."

PAGE 101
Interest

Your certificate accrues interest from the issue date. Interest is compounded at the end of each certificate month on the monthly anniversary of the issue date. Interest is credited to your certificate at maturity. We calculate the amount of interest you earn each certificate month by applying the interest rate on your certificate to your balance each day and adding these daily amounts to get a monthly total. Interest is calculated on a 30-day month and 360-day year basis.

Promotions and pricing flexibility: From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Financial Corporation (AEFC) or its subsidiaries. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested, maturity selected, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account. These rates for new purchases will always be within the 1% range of rates described below.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. This rate will not be changed during the term of your certificate. The certificate rate will be determined using the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average) rate for 5-year certificates of deposit (the Index).

For deposits of less than $25,000, the following rates will be guaranteed:

In the case of the 4-year certificate, IDSC guarantees that the rate will be from 30 basis points (0.30%) below to 70 basis points (0.70%) above the index.

In the case of the 5-year certificate, IDSC guarantees that the rate will be from 20 basis points below to 80 basis points above the index.

In the case of the 6-year certificate, IDSC guarantees that the rate will be from 10 basis points below to 90 basis points above the index.

In the case of the 7-year certificate, IDSC guarantees that the rate will be from 10 basis points below to 90 basis points above the index.
PAGE 102
In the case of the 8-year certificate, IDSC guarantees that the rate will be from 10 basis points below to 90 basis points above the index.

In the case of the 9-year certificate, IDSC guarantees that the rate will be from 10 basis points below to 90 basis points above the index.

In the case of the 10-year certificate, IDSC guarantees that the rate will be from 10 basis points below to 90 basis points above the index.

For example, if the index published in the prior week for 5-year certificates of deposit is 6.50%, the rate on the 7-year maturity certificate for a deposit under $25,000, would be between 6.40% and 7.40%.

For deposits of $25,000 or more IDSC guarantees that the rate will be within ranges that are 20 basis points higher than the respective ranges described above. For example, in the case of the 10-year certificate, IDSC guarantees that the rate will be within 10-110 basis points above the index.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government-insured fixed-rate time deposits.

The BANK RATE MONITOR is available in your local library. To obtain information on current BRM Average rates call the Client
Service Organization at the telephone numbers listed on the back cover between 8 a.m. to 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Rates for new purchases currently take effect on Wednesday and are within the range of rates described above in the BRM Average, published on Monday of the same week. Normally, the rate you receive for your chosen maturity will be the higher of:

     o    the rate in effect on the date of your application
     o the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

     o the rate in effect on the date your application is accepted by IDSC

     o    the rate in effect seven days before receipt.

Active or retired AEFC employees, IDSC directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC are guaranteed an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales.

Performance: From February 1991 through February 1996, IDS Future Value Certificate yields for a 5-year term were higher than average 5-year bank and thrift certificate of deposit yields as measured by the BRM Average (prior to January 13, 1993, yields were measured by the BRM National IndexTM, an average of CD yields in 10 cities).

          Yields from February 1991 through February 1996

8%
                           ____IDS Future Value Certificate
                           ****Certificates of Deposit
6%


4%        Two lines comparing the yields for IDS Future Value
          Certificate against that of a Certificate of Deposit
          with Future Value's yield generally above the other
          line.
2%


91          92          93          94          95          96

The graph compares past yields and should not be considered a prediction of future performance.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the date of issue, verifying the maturity you selected, the applicable rate of interest as described under "Rates for new purchases," and the future value of your certificate. See "Purchase policies" below.

IMPORTANT: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or
Employer Identification Number).  See "Taxes on your earnings."

PAGE 104
Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has the authority to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to invest

1
By mail

Send your check along with your application to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55402

2
By wire

If you have an established account, you may wire money to:

     Norwest Bank Minneapolis
     Routing No. 091000019
     Minneapolis, MN
     Attn:  Domestic Wire Dept.

PAGE 105
Give these instructions:

     Credit IDS Account #00-30-015 for personal account # (your personal account number) for (your name).

If this information is not included, the order may be rejected and all money received less any costs IDSC incurs, will be returned promptly.

o    Minimum amount you may wire:  $1000

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m.
     Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

If you need your money before maturity, you may withdraw your certificate for its full value, or make a partial withdrawal of $500 or more after the first year. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed on business day later.

o Interest on full and partial withdrawals of principal is subject to discounting, described below.

o You may not otherwise make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the time of withdrawal until maturity.

Return of principal: You will always receive an amount no less than your original investment (the "face amount") and no more than your face amount plus accrued interest. This is still true of the PAGE 106 total amount you will receive even if you make a series of partial withdrawals.

Discount rate: If you request a full or partial withdrawal, the amount you receive will be calculated by discounting your certificate's future value at maturity over the time remaining until it would have matured. The discount rate is 50 basis points (0.50%) higher than the rate in effect for new deposits for the same maturity as your certificate at the time of withdrawal. The discount rate will differ for certificates purchased by active or retired AEFC employees, IDSC's directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC.

We use the future value (principal and interest through maturity) as the starting point in the calculation. Using a discount rate that is a function of new business rates at the time of the withdrawal, we discount this future value on a monthly basis for the number of months remaining to maturity. If the result is lower than principal, you will receive principal; if the discounted amount is more than principal and accrued interest for the time completed, you will receive principal and accrued interest only. You can calculate the surrender value on a calculator using the present value function using the following assumptions:

     Calculator Value         Certificate Value
     Future value        Future (maturity) value
     Interest            Discount rate divided by 12
     Periods             Number of months remaining

If the discount rate at the time of withdrawal is higher than your interest rate, you will lose interest. The loss of interest would be more substantial the earlier you withdraw the money from your certificate.

Here are some other points to help you understand withdrawal value:

o If the discount rate at the time of withdrawal is lower than the interest rate at the time of purchase, you will receive your principal and all of your accrued interest.

o If the discount rate at the time of withdrawal is higher than the interest rate at the time of purchase, you will receive your principal and will lose some or all of your interest.

o Because the withdrawal value calculation discounts the future value for the number of months remaining to maturity, the potential loss of interest is more substantial the earlier the withdrawal occurs, all else being equal.

o If the discounted value is more than the principal and interest accrued to date, you will receive the principal and accrued interest.

o If the withdrawal value is lower than the original principal invested, you will receive your principal investment at the time
  of withdrawal.
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Examples:

To help you understand the way the withdrawal value is calculated, here are some examples. Assume for all examples the following:

The face amount will be $10,000. Maturity is 10 years. Interest rate is 6.50%, and the yield is 6.69%. The future value payable at maturity is $19,122. The withdrawal will occur in year six. The face amount plus accrued interest in year six is $14,754.

The following chart shows the withdrawal values in year six, assuming discount rates of 5.5%, 7.0%, and 9.5%. The examples assume the withdrawal occurs in year six.

*Note that in this scenario, if you withdraw from your certificate in any year and the discount rate is at 5.5%, you will receive the face amount plus accrued interest.

The following table provides information for a withdrawal in year six:
__________________________________________________________________
Rate Environment           Discount Rate     Withdrawal Value
Interest rates generally    7.0%             $14,464
unchanged from time of                       ($19,122 discounted at
purchase                                     7.0% for the four
                                             years remaining until
                                             maturity)

Interest rates are higher   9.5%             $13,096
at withdrawal than when                      ($19,122 discounted at
purchased                                    9.5% for the four
                                             years remaining until
                                             maturity)

Interest rates are lower    5.5%             $14,754
at withdrawal than when                      (The amount you
purchased                                    receive is equal to
                                             your face amount plus
                                             accrued interest)
___________________________________________________________________
In the above examples, you would never receive less than your $10,000 original investment or more than $14,754, which is the face amount plus accrued interest.

Because the discount rate can change periodically, the withdrawal value of your account changes periodically as well. Should an emergency arise and you need to know your withdrawal value, it is readily available by contacting your American Express financial advisor or calling the Client Service Organization at the telephone numbers listed on the back cover.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased by a check or money order that is not guaranteed, we will wait for your check to clear. Please

PAGE 108
  expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. (A check may be mailed earlier if your bank provides evidence that your check has cleared.)

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Two ways to request a withdrawal

1
By phone

o Call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

o Maximum phone request:  $50,000

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone request believed to be authentic and will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording telephone calls. So long as reasonable procedures are followed, neither IDSC nor AEFC or its subsidiaries will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Avenue
Minneapolis MN  55402

Written requests are required for:

o Transactions over $50,000

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

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Three ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing

o Payable to name(s) you requested

o For express mail, you will pay charges that vary depending on the courier you select. For a partial withdrawal leaving a remaining balance of more than $1,000, these charges will be deducted from the remaining balance. If the remaining balance is less than $1,000, or if it is a full withdrawal, charges are deducted from proceeds of the withdrawal.

2
By wire

o Minimum wire withdrawal:  $1000

o Request that money be wired to your bank

o Bank account must be in same ownership as IDSC's account

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for preauthorized scheduled partial withdrawals and other full or partial withdrawals

o No charge

o Deposited electronically in your bank account

o Allow two to five business days from request to deposit.

Retirement plans:  special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account.

PAGE 110
  It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o If you withdraw all funds from your last account in an IRA plan, a $25 termination fee will apply.

o The IRA termination fee will be waived if withdrawal occurs upon the owner's death.

Transfer of ownership

While the certificate is not negotiable, IDSC will transfer ownership upon written notification to the Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please contact your tax advisor.

For more information

For information on purchases, withdrawals, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your financial advisor or call IDSC's toll free Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Interest that has been compounded on your account at the end of each year is taxable each year. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings--and, in many cases, on part or all of the investment itself--until you begin to make withdrawals.

If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to the rules outlined in the Custodial Retirement Plan document.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal PAGE 111 income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59-1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. (Other exceptions also may apply.)

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding:
As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN) -- either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account with IDSC.

If you don't provide the TIN to IDSC, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o a $50 penalty for each failure to supply your correct TIN
o a civil penalty of $500 if you make a false statement that results in no backup withholding
o criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN:

                                Use the Social Security or
For this type of account        Employer Identification Number of
Individual or joint             The individual or first person
                                listed on the account

Custodian account of a minor    The minor
(Uniform Gifts/Transfers to
Minors Act)

PAGE 112
A living trust                   The grantor-trustee (the person
                                 who puts the money into the trust)

An irrevocable trust,            The legal entity (not the personal
pension trust or estate          representative or trustee, unless
                                 no legal entity is designated in
                                 the account title)

Sole proprietorship or           The owner or partnership
partnership

Corporate                        The corporation

Association, club or             The organization
tax-exempt organization

For details on TIN requirements, ask your financial advisor or local AEFC office for Federal Form W-9, Request for Taxpayer
Identification Number and Certification.

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest paid on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, IDSC will need a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. If we do not receive the statement, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or satisfactory evidence that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

IMPORTANT: This information is a brief and selective summary of certain federal tax rules that apply to this certificate. Tax PAGE 113 matters are highly individual and complex, and you should consult a qualified tax adviser about your personal situation.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Future Value Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $___ billion and a net worth in excess of $___ million on Dec. 31, 1995.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o interest to certificate owners

o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express
  Financial Advisors Inc.

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawal of bank CDs often results in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money you deposit to individuals, businesses and other enterprises. Other financial institutions may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Future Value Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1995, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million.

PAGE 114
Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1995:

Type of investment              Net amount invested

Corporate and other bonds               31%
Government agency bonds                 27
Preferred stocks                        23
Mortgages                                9
Municipal bonds                          5
Cash and cash equivalents                5

More than 95% of our securities portfolio (bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company (formerly IDS Trust Company), Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1995 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Purchasing securities on margin: We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities: We have not and do not intend to purchase or sell commodities or commodity contracts.

Underwriting: We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money: From time to time we have established a line of credit if management believed borrowing was necessary or desirable. While a line of credit does not currently exist, it may be established again in the future. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt PAGE 115 securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate: We may invest directly in real estate, though we have not generally done so in the past. We do invest in mortgage loans.

Lending securities: We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities.
We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities: Most of our investments are in debt securities, some of which are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions: We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. IDSC may enter into other financial transactions, including futures, and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

Illiquid securities: A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting. This means that, for this purpose, the portfolio will be valued in accordance with applicable investment statutes rather than generally accepted accounting principles.

PAGE 116
Restrictions: There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.


How your money is managed

Relationship between IDSC and AEFC

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial
Corporation) our parent company and organizer, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial
Corporation changed its name to AEFC.  IDSC, IDS Financial
Corporation and now AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1995, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than ___ offices and more than _____ financial advisors. AEFC financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other business including:

o travel related services (including American ExpressR Card and Travelers Cheque operations through American Express Travel
  Related Services Company, Inc. and its subsidiaries), and

o international banking services (through American Express Bank
  Ltd. and its subsidiaries).

American Express Financial Advisors Inc. is not a bank, and the securities offered by it, such as face amount certificates issued by IDSC, are not backed or guaranteed by any bank, nor are they insured by the FDIC.

PAGE 117
Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1995, IDSC had issued (in face amount)
$______________ of installment certificates and $______________ of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research,
o making specific investment recommendations, and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets).

Advisory and services fee computation:

Included assets            Percentage of total book value

First $250 million                    0.75%
Next 250 million                      0.65
Next 250 million                      0.55
Next 250 million                      0.50
Any amount over $1 billion            0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fees for the past three years:

                                  Percentage of
Year        Total fees            included assets
1995        $__________               0.__%
1994        $13,565,432               0.__
1993        $15,036,091               0.__


Estimated advisory and services fees for 1996 are $__________.

PAGE 118
Other expenses payable by IDSC:  The Investment Advisory and
Services Agreement provides that we will pay:

o costs incurred by us in connection with real estate and mortgages,
o taxes,
o depository and custodian fees,
o brokerage commissions,
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC,
o fees and expenses of our directors who are not officers or employees of AEFC,
o provision for certificate reserves (interest accrued on certificate owner accounts), and
o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial
Advisors Inc., we pay 5% of the purchase price for the distribution of this certificate. This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $__________ during the year ended Dec. 31, 1995. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $__________ during 1996.

See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or IDSC, approved this distribution agreement.

Employment of other American Express affiliates
AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

PAGE 119
Directors and officers

AEFC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president. We paid a total of $______ during 1995 to directors not employed by AEFC.

Board of Directors

David R. Hubers*
Born in 1943
Director since 1987

President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929
Director since 1989

Former vice president and group executive, Industrial Systems, with Honeywell Inc. Retired 1989.

Edward Landes
Born in 1919
Director since 1984

Development consultant. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck Ph.D.
Born in 1926
Director since 1987

Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills Inc. since 1970. Retired 1987.

James A. Mitchell*
Born in 1941
Director since 1994

Chairman of the board of directors since 1994. Executive vice president - marketing and products of AEFC since 1994. Senior vice president - insurance operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916
Director since 1968

Gordon H. Ritz
Born in 1926
Director since 1968
PAGE 120
President, Con Rad Broadcasting Corp. Director, Sunstar Foods and Mid-America Publishing.

Stuart A. Sedlacek*
Born in 1957
Director since 1994

President since 1994. Vice president - assured assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1994. Executive vice president - assured assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957
President since 1994

Morris Goodwin Jr.
Born in 1951
Vice president and treasurer since 1989

Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957
Secretary since 1995

Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951
Vice president-investments since 1994

Vice President - insurance investments of AEFC since 1989. Vice president, investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957
Vice president and controller of IDS Certificate Company since 1994

Manager of investment accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951
Vice president and general counsel since 1993

Counsel to AEFC since 1992.  Associate counsel from 1987 to 1992.

PAGE 121
F. Dale Simmons
Born in 1937
Vice president - Real Estate Loan Management since 1993

Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1995.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on four other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of 6, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.
PAGE 122
(Back cover of prospectus)

Quick telephone reference

Client Service Organization/Transaction Line
Withdrawals, transfers, inquiries

National/Minnesota:  800-437-3133
Mpls./St. Paul area: 612-671-3800

TTY Service
For the hearing impaired
800-846-4293

American Express Financial Corporation Infoline
Current rate information (automated response, TouchtoneR phones only)

National/Minnesota:  800-272-4445
Mpls./St. Paul area: 612-671-1630

Your American Express financial advisor:

IDS Future Value Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

PAGE 123
                PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                          PURSUANT TO RULE 404(c)
                         IDS STOCK MARKET CERTIFICATE - AEBI
                              AND VARIATIONS



Item                            Caption in
Number                          Prospectus

Item 1. Forepart of the
Registration Statement
and Outside Front Cover
Page of Prospectus.


Item 2. Inside Front and        Where to get information about
Outside Back Cover Pages        IDSC;  Table of Contents.
of Prospectus.

Item 3. Summary Informa-        About the certificate
tion, Risk Factors
and Ratio of Earnings
to Fixed Charges.

Item 4. Use of Proceeds.        How your money is used and
                                protected; Investment policies

Item 5. Determination of        Not Applicable.
Offering Price.

Item 6. Dilution.               Not Applicable.

Item 7. Selling Security        Not Applicable.
Holders

Item 8. Plan of                 How your certificate
Distribution.                   is managed.

Item 9. Description of          About the Certificate;
Securities to Be                How to invest and withdraw
Registered.                     funds.
                                Taxes on your earnings.

Item 10. Interests of           Not Applicable.
Named Experts and Counsel.

PAGE 124
                    PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                            PURSUANT TO RULE 404(c) (Continued)




Item                            Caption in
Number                          Prospectus

Item 11. Information with       Invested and guaranteed by
Respect to the Registrant.      IDSC; Regulated by government;
                                Relationship between IDSC and
                                American Express Financial
                                Corporation; Capital structure
                                and certificates issued;
                                Directors and Officers.

Item 12. Disclosure of          Directors and Officers
Commission Position on
Indemnification for
Securities Act Liabilities.

PAGE 125
IDS Stock Market Certificate

Prospectus  April 24, 1996

Potential for stock market growth with safety of principal

IDS Stock Market Certificates are issued by IDS Certificate Company
(IDSC) (the Issuer). You can purchase this certificate with a single investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from the Issuer to invest more). As long as you stay within this limit, you can make additional investments at the end of a term. Your principal is guaranteed by the Issuer. You can participate in any increase of the stock market based on the S&P 500 Index while protecting your principal. In addition, you decide whether part of your return will be guaranteed by IDSC or whether all of it will be tied to the market. You can keep your certificate for up to 14 terms.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus describes terms and conditions of your IDS Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Stock Market Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

THE CERTIFICATE IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER ENTITY, AND IS NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE
BOARD, OR ANY OTHER AGENCY.

Issuer:                             Distributor:
IDS Certificate Company             American Express
IDS Tower 10                        Financial Advisors Inc.
Minneapolis, MN  55440-0010         IDS Tower 10
1-800-437-3133  (toll free) or      Minneapolis, MN  55440-0010
(612) 671-3800 (Minneapolis/
                St. Paul area)
                                    Selling Agents:
                                    American Express
TTY numbers:                        Bank International
1-800-846-4293 (toll free) or       American Express Tower
(612) 671-1630 (Minneapolis/        World Financial Center
                St. Paul area)      New York, NY  10285-2300

                                    Coutts & Co (USA) International
                                    421 North Rodeo Drive
                                    Penthouse 1
                                    Beverly Hills, CA  90210-4539

PAGE 126
Where to get information about the Issuer

The Issuer is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on the Issuer are filed with the Securities and Exchange Commission
(SEC). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
Northwestern Atrium Center
500 West Madison St., Suite 1400
Chicago, IL  60611

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest and participation rates

The Issuer guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Stock Index (S&P 500 Index) as explained under "About the certificate," below.

Here are the interest rates and market participation percentages in effect on the date of this prospectus, April 24, 1996:

Maximum return   Market participation percentage   Minimum interest
     10%             100%  (full)                   None
     10%              25%  (partial)                Currently 3.25%

These rates may or may not be in effect when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.75% and 3.75%. Rates for later terms are set at the discretion of the Issuer and may differ from the rates shown here. We reserve the right to issue other securities with different provisions.
PAGE 127
Table of contents

About the certificate
Investment amounts                                         p
Face amount and principal                                  p
Certificate term                                           p
Value at maturity                                          p
Receiving cash before end of the term                      p
Interest                                                   p
Promotions and pricing flexibility                         p
Historical data on the S&P 500 Index                       p
Calculation of return                                      p
About the S&P 500 Index                                    p
Opportunities at the end of a term                         p

How to invest and withdraw funds
Buying your certificate                                    p
Full and partial withdrawals                               p
Other full and partial withdrawal policies                 p
Transfers to other accounts                                p
Transfer of ownership                                      p
For more information                                       p

Taxes on your earnings
Foreign investors                                          p

How your money is used and protected
Invested and guaranteed by the Issuer                      p
Regulated by government                                    p
Backed by our investments                                  p
Investment policies                                        p

How your money is managed
Relationship between the Issuer
  and American Express Financial Corporation               p
Capital structure and certificates issued                  p
Investment management and services                         p
Distribution                                               p
About American Express Bank International and Coutts       p
About American Express Service Corporation                 p
Employment of other American Express affiliates            p
Directors and officers                                     p
Auditors                                                   p

Annual Financial information
Summary of selected financial information                  p
Management's discussion and analysis of financial
  condition and results of operations                      p
Report of independent auditors                             p

Financial statements                                       p

Notes to financial statements                              p

PAGE 128
About the certificate

Investment amounts

You may purchase the IDS Stock Market Certificate with a single investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior authorization from IDSC to invest more).

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. Your principal is guaranteed by the Issuer. It consists of the amount you actually invest plus interest and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. Interest is credited to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

          $10,000.00     Face Amount (initial investment)
     plus     725.00     Interest credited to your account at the
                         end of the term
     plus       5.00     Interim interest (See "Interim interest")
     minus    ($0.00)    Interest paid to you in cash
     plus   2,500.00     Additional investment to your certificate
     minus    ($0.00)    Withdrawals and applicable penalties
          $13,230.00     Principal at the beginning of the next
                         term.

Certificate term

Your first certificate term is a 12-month period that begins on the Wednesday after your application is accepted and ends the Tuesday before the one-year anniversary of its acceptance. For example, if your application is accepted on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 12-month periods that begin on the Wednesday following the 14-day grace period at the end of the prior 12-month term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to the Issuer. If you choose to receive fixed interest, subsequent terms will be up to 12 months as described in "Fixed interest" under "Interest" below.
PAGE 129
Value at maturity

Your certificate matures after 14 terms, and you will receive a check for its value. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of the term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Interest

You may select from two types of participation interest for your first term. The two types are 1) full participation, or 2) partial participation together with minimum interest. Both of these options have an upper limit which is the maximum annual return explained below. After your first term, you may choose not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. Thus, your return is linked to stock market performance. The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest). Your return is composed of two parts:
     1.  A percentage of any increase in the S&P 500 Index, and
     2. A rate of interest guaranteed by IDSC in advance for each term.
Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.75% and 3.75%

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial interest and participation rates."

Fixed interest: After your first term, this option allows you to stop participating in the market entirely for one or more terms.
You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed PAGE 130 interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 12 months. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time and the S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's Corporation (S&P) makes minor adjustments to the closing value after 4:30 p.m. and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 0 to 100 basis points (0% to 1%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408 by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with the Issuer, American Express Financial Corporation or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding PAGE 131 varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call the Client
Service Organization at the telephone numbers listed on the back cover.

Earning interest: Participation interest is calculated, credited and compounded at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. In setting future interest rates, a primary consideration will be the prevailing investment climate. Rates are reviewed weekly, and we have complete discretion as to what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult:

o Your American Express Bank International (AEBI) relationship manager.

o Your Coutts & Co (USA) International (Coutts) relationship officer.

o The Issuer's Client Service Organization at the telephone numbers listed on the back cover.

Promotions and pricing flexibility

From time to time, the Issuer may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Financial Advisors Inc. or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1996. The values of the S&P 500 Index are reprinted with the permission of S&P.

PAGE 132
          S&P 500 Index values - December 1983 to February 1996

400


300 Chart shows closing values of the S&P from above 100 in 1994 to end near 500 in Feb. 1996

200
                        ____S&P 500

100

84   85   86   87   88   89   90   91   92   93   94   95   96


S&P 500 Index Average Annual Return

Beginning date              Period held             Average annual
   Dec. 31,                  in years                   return
___________________________________________________________________
    1985                        10                           %
    1990                         5
    1994                         1

The next chart illustrates, on a moving 12-month basis, the price return of the S&P 500 Index measured for every 12-month period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

          S&P 500 Index - December 1984 to February 1996

40%
            Chart shows 12-month Moving Price Return of the
            S&P from a high of 40% to a low of -20%

20%



0%



-20%

   85   86   87   88   89   90   91   92   93   94   95   96

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all of the 12-month price returns of the S&P 500 Index beginning with the 12-month period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.
PAGE 133

          S&P 500 Index - December 1984 to February 1996

20

         Chart shows the distribution of all of the 12-month price returns of the S&P 500 from 12/1/84 through
15 2/28/96 with a high of just over 20 and a low between 0 and 5


10



5

-15%    -10     -5      0      5     10     15     20     25     30

The last chart illustrates, on a moving weekly basis, the actual 12-month return of the IDS Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite IndexR through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE Composite IndexR rather than the S&P 500 Index.

          Actual 12-month return 1/22/91 to 2/8/96

30%

25%

20%       Chart shows actual returns of the certificate at full
          and 25% participation with the full participation
15%       generally tracking the market indexes over the period
          and 25% level of participation tracking at the 25%
10%       level of return.

 5%                       ----Market Index
                          ****Stock Market Full Participation
 0%                       ....Stock Market 25% Participation

1/91 4/91 7/91 10/91 1/92 4/92 7/92 10/92 1/93 4/93 7/93 10/93 2/94 4/94 7/94 10/94 2/95

The NYSE Composite IndexR is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE. Because the IDS Stock Market Certificate was first available on Jan. 24, 1990, the performance reflects the returns on the one-year anniversary date, falling on a Wednesday, of each of the weeks shown.

The recent historical experience of an index should not be taken as an indication of future performance of the stock market or the certificate. No assurance can be given that an index will not decline or that certificate holders will receive interest on their accounts beyond any minimum interest or fixed interest selected. PAGE 134
Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                minus
Term beginning value of S&P 500 Index             divided by
Term beginning value of S&P 500 Index             equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

     Term ending value of S&P 500 Index           458
     Term beginning value of S&P 500 Index        422
     Maximum return                                10%
     Minimum return                              3.25%
     Partial participation rate                    25%

             458   Term ending value of S&P 500 Index
   minus     422   Term beginning value of S&P 500 Index
  equals      36   Difference between beginning and ending values

              36   Difference between beginning and ending values
divided by   422   Term beginning value of S&P 500 Index
    equals  8.53%  Percent increase - full participation return

            8.53%  Percent increase or decrease
    times  25.00%  Partial participation rate
   equals   2.13%
     plus   3.25%  3.25% minimum interest rate
   equals   5.38%  Partial participation return

In both cases in the example, the return would be less than the 10% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.
                                                    Partial
                              Maximum            participation
     Start of Term         annual return         minimum rate
     Jan. 24, 1990             18.00%                5.00%
     Feb. 5, 1992              18.00                 4.00
     May 13, 1992              15.00                 4.00
     Sept. 9, 1992             12.00                 3.00
     Nov. 11, 1992             10.00                 2.50
     Nov. 2, 1994              10.00                 2.75
     April 26, 1995            12.00                 3.75
     Jan. 17, 1996             10.00                 3.25

PAGE 135
Examples: To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that you purchased the certificate with a $10,000 original investment. Also assume that the partial participation rate is 25%, the minimum interest rate for partial participation is 3.25%, and the maximum total return for full and partial participation is 10%.

------------------------------------------------------------------------------------------
1.           If the Market and the S&P 500 Index value rise
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                      8% increase in the S&P 500 Index              Index 459
Full participation interest          Partial participation interest and minimum interest
$10,000     Original investment      $10,000    Original investment
+   800     (8% x $10,000)           +   325    3.25% (minimum interest rate) x $10,000
            Participation interest   +   200    25% x (8% x $10,000) participation interest
$10,800     Ending balance           $10,525    Ending balance
            (8% total return)                   (5.25% total return)

------------------------------------------------------------------------------------------
2.           If the Market and the S&P 500 Index value fall
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                      4% decrease in the S&P 500 Index              Index 408
Full participation interest          Partial participation interest and minimum interest
$10,000     Original investment      $10,000    Original investment
+     0     Participation interest   +   325    3.25% (Minimum interest rate) x $10,000
$10,000     Ending balance           +     0    Participation interest
            (0% total return)        $10,325    Ending balance
                                                (3.25% total return)

----------------------------------------------------------------------------------------
3.    If the Market and the S&P 500 Index value rise above maximum return
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                      16% increase in the S&P 500 Index             Index 493
Full Participation interest          Partial participation interest and minimum interest
$10,000     Original investment      $10,000    Original investment
+ 1,000     (10% x $10,000)          +   325    3.25% (Minimum interest rate) x $10,000
            Maximum interest         +   400    (25% x 16% x $10,000) Participation interest
$11,000     Ending balance           $10,725    Ending balance
            (10% Total return)                  (7.25% total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. The Issuer does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the New York Stock Exchange. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers.

PAGE 136
"Standard & Poor'sR", "S&PR", "S&P 500R", "Standard & Poor's 500", and "500" are trademarks of McGraw-Hill, Inc. and have been licensed for use by the Issuer. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Issuer is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Issuer or the certificate. S&P has no obligation to take the needs of the Issuer or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by the Issuer, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, you would be sent a notice indicating the comparable index that will be used and be given the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

     o    change your interest selection,

     o    add money to your certificate,

PAGE 137
     o withdraw part or all of your money without a withdrawal penalty or loss of interest, or

     o    receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 12-month term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must give us written instructions before your current term ends. Or, you may phone in your instructions and follow up the call with written verification. You can tell us to start your next term on any Wednesday during the grace period following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. Term end notification cannot be sent in advance because indexing information and interest (if any) are included. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.


How to invest and withdraw funds

Buying your certificate

An AEBI relationship manager or Coutts client relationship officer will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and/or the guaranteed minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

IMPORTANT: When opening an account, you must provide the Issuer with a Form W-8 or approved substitute. See "Taxes on your earnings."

PAGE 138
Purchase policies:

The Issuer has the authority to determine whether to accept an application and sell a certificate.

How to make additional investments at term end

By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn:  Domestic Wire Dept.

Give these instructions: Credit IDS Account #00-29-882 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received less any costs IDSC incurs will be returned promptly.

o    Minimum amount you may wire:  $1,000

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation, IDSC and Norwest Bank Minneapolis are open for business.

o    Purchases made by wire are accepted by American Express
     Financial Corporation only from banks located in the United
     States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m.
     Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, American Express Financial Corporation (AEFC), its subsidiaries, AEBI, and Coutts are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:

PAGE 139
o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. (The 2% penalty is waived upon death of the certificate holder.)

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose interest accrued on the withdrawal amount since minimum and participation interest is credited only at the end of a term. However, accrued fixed and interim interest will be paid to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest

Account balance                             $10,000.00
Interest (interest is credited at                 0.00
  the end of the term)
Withdrawal of principal                     ( 2,000.00)
2% withdrawal penalty                           (40.00)
Balance after withdrawal.                   $ 7,960.00
  You will forfeit any accrued
  interest on the withdrawal amount.

Fixed interest

Account balance                             $10,000.00
Interest credited to date                       100.00
Withdrawal of credited interest                (100.00)
Withdrawal of principal                      (1,900.00)
2% withdrawal penalty (on $1,900                (38.00)
  principal withdrawn)
Balance after withdrawal.                   $ 8,062.00


Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. (A check may be mailed earlier if your bank provides evidence that your check has cleared.)

PAGE 140
o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to other IDSC certificates available through AEBI or Coutts.

Two ways to request a withdrawal or transfer

1
By phone

Your AEBI relationship manager or Coutts client relationship officer will assist you with this transaction. You may also call the Client Service Organization between 8 a.m. and 6 p.m. your local time at the telephone numbers listed on the back cover.

o    Maximum phone request:  $50,000

o    Transfers into an American Express Financial Advisors Inc.
     account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone requests believed to be authentic and will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording telephone calls. So long as reasonable procedures are followed, neither IDSC nor AEFC or its subsidiaries will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.


2
By mail

Your AEBI relationship manager or Coutts client relationship officer will assist you with this transaction. You may also send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55402

Written requests are required for:

o    Transactions over $50,000

o Transfers to another American Express Financial Advisors Inc. account with different ownership. (All current registered owners must sign the request.)

Two ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing

o    Payable to name(s) you requested

o For express mail, you will pay charges that vary depending on the courier you select. For a partial withdrawal leaving a remaining balance of more than $1,000, these charges will be deducted from the remaining balance. If the remaining balance is less than $1,000, or if it is a full withdrawal, charges are deducted from proceeds of the withdrawal.
2
By wire

o    Minimum wire withdrawal:  $1,000

o    Request that money be wired to your bank

o    Bank account must be in same ownership as the Issuer's account

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your AEBI relationship manager or Coutts client relationship officer. All registered owners must sign.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

PAGE 142
Transfer of ownership

The Issuer will transfer ownership of your certificate upon written notification to the Client Service Organization. The Certificate is not negotiable.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your AEBI relationship manager or Coutts client relationship officer, or call the Issuer's toll free client service number listed on the back cover.

Taxes on your earnings

Foreign investors

If you are not a citizen or resident of the United States, you must supply the Issuer with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that the interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code
Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a contingent debt instrument (CDI), part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, the Issuer will need a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be in a form satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. If we do not receive the statement, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your IDS certificate to satisfy estate taxes.

PAGE 143
IMPORTANT: This information is a brief and selective summary of certain federal tax rules that apply to this certificate. Tax matters are highly individual and complex, and you should consult a qualified tax adviser about your personal situation.

How your money is used and protected

Invested and guaranteed by the Issuer

The IDS Stock Market Certificate is issued and guaranteed by the Issuer, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $___ billion and a net worth in excess of $___ million on Dec. 31, 1995.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners
o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express
     Financial Advisors Inc., and American Express Service
     Corporation (AESC).

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawal of bank CDs often results in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate--not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1995, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million.

PAGE 144
Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1995:

Type of investment                     Net amount invested
Corporate and other bonds                     31%
Government agency bonds                       27
Preferred stocks                              23
Mortgages                                      9
Municipal bonds                                5
Cash and cash equivalents                      5

More than 95% of our securities portfolio (bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company (formerly IDS Trust Company), Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1995 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio-- among what types of investments in what amounts--the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Purchasing securities on margin: We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities: We have not and do not intend to purchase or sell commodities or commodity contracts.

Underwriting: We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money: From time to time we have established a line of credit if management believed borrowing was necessary or desirable. While a line of credit does not currently exist, it may be established again in the future. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.
PAGE 145
Real estate: We may invest directly in real estate, though we have not generally done so in the past. We do invest in mortgage loans.

Lending securities: We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities.
We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities: Most of our investments are in debt securities, some of which are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial Transactions: We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

Illiquid securities: A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% illiquid securities limit, IDSC will use statutory accounting. This means that, for this purpose, the portfolio will be valued in accordance with applicable investment statutes rather than generally accepted accounting principles.

Restrictions: There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

PAGE 146
How your certificate is managed

Relationship between the Issuer and AEFC

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before the Issuer was created, AEFC (formerly known as IDS
Financial Corporation) had issued similar certificates since 1894. On Jan. 1, 1995, IDS Financial Corporation became AEFC. IDSC and
AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1995, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 personal financial advisors. American Express Financial Advisors Inc. financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning, and estate planning.

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other business including:

o travel related services (including American ExpressR Card and Travelers Cheque operations through American Express Travel
     Related Services Company, Inc. and its subsidiaries), and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

American Express Financial Advisors Inc. is not a bank, and the securities offered by it, such as face amount certificates issued by the Issuer, are not backed or guaranteed by any bank, nor are they insured by the FDIC.

Capital structure and certificates issued

The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1995, the Issuer had issued (in face amount)
$______________ of installment certificates and $______________ of single payment certificates.

PAGE 147
Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,
o    making specific investment recommendations
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets):

Advisory and Services Fee Computation:

Included Assets            Percentage of Total Book Value

First $250 million                    0.75%
Next 250 million                      0.65
Next 250 million                      0.55
Next 250 million                      0.50
Any amount over $1 billion            0.45

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fees for the past three years were:

                                        Percentage of
Year          Total fees                included assets

1995         $                                  %
1994         $13,565,432                    0.51%
1993         $15,036,091                    0.50%

Estimated advisory and services fees for 1996 are $__________.

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o costs incurred by us in connection with real estate and mortgages,
o    taxes,
o    depository and custodian fees,
o    brokerage commissions,
o fees and expenses for services not covered by other agreements and provided to us at our request, or by
PAGE 148
     requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC,
o fees and expenses of our directors who are not officers or employees of AEFC,
o provision for certificate reserves (interest accrued on certificate owner accounts), and
o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial
Advisors Inc., we pay for the distribution of this certificate as follows:

o 1.25% of the initial investment on the first day of the certificate's term, and

o 1.25% of the certificate's reserve at the beginning of each subsequent term,

for certificates sold through American Express Financial Advisors
Inc. or through AEBI or Coutts.

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Services Direct, we pay AESC the following:

o 1.00% of the initial investment on the first day or the certificate's term, and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $__________ during the year ended Dec. 31, 1995. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $__________ during 1996.

See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors. American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or the Issuer, approved these distribution agreements.

Selling Agent Agreements with AEBI and Coutts: In turn, under Selling Agent Agreements with AEBI and Coutts, American Express Financial Advisors Inc. compensates each for their services as Selling Agents of this certificate as follows:
PAGE 149
o AEBI is paid a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o Coutts is paid a fee equal to 0.80% per term of the principal amount of each certificate for which Coutts is the selling agent.

Coutts is compensated on certificates owned by its clients who are former clients of AEBI. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on additional investments and exchanges made by such clients to other certificates only to the extent that a client has the right to make additional investments or exchanges.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

About AEBI and Coutts

AEBI is an Edge Act corporation organized under the provisions of
Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is served by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money-market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1995, AEBI had total assets of $___ million and total equity of $___ million.

Coutts is an Edge Act corporation organized under the provisions of
Section 25(a) of the Federal Reserve Act. It is an indirect wholly owned subsidiary of NatWest PLC. As an Edge Act corporation, Coutts is subject to the provisions of Section 25(a) if the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve. Coutts is supervised and regulated by the Federal Reserve.

PAGE 150
Although AEBI and Coutts are banking entities, the Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI or Coutts, by AEBL, by NatWest PLC or by any other bank, or is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel
Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Employment of other American Express Affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

The Issuer's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $______ during 1995 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943
Director since 1987

President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929
Director since 1989

Former vice president and group executive, Industrial Systems, with Honeywell Inc. Retired 1989.

Edward Landes
Born in 1919
Director since 1984

Development consultant. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck Ph.D.
Born in 1926
Director since 1987

Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills Inc. since 1970. Retired 1987.

James A. Mitchell*
Born in 1941
Director since 1994

Chairman of the board of directors since 1994. Executive vice president - marketing and products of AEFC since 1994. Senior vice president - insurance operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1919
Director since 1968

Gordon H. Ritz
Born in 1926
Director since 1968

President, Con Rad Broadcasting Corp. Director, Sunstar Foods and Mid-America Publishing.

Stuart A. Sedlacek*
Born in 1957
Director since 1994

President since 1994. Vice president - assured assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1994. Executive vice president - assured assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957
President since 1994

PAGE 152
Morris Goodwin Jr.
Born in 1951
Vice president and treasurer since 1989.

Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957
Secretary since 1995.

Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951
Vice president-investments since 1994.

Vice President - insurance investments of AEFC since 1989. Vice president, investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957
Vice president and controller of IDS Certificate Company since
1994.

Manager of investment accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951
Vice president and general counsel since 1993

Counsel to AEFC since 1992.  Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937
Vice president - Real Estate Loan Management since 1993

Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The Officers and Directors as a group beneficially own less than 1% of the common stock of American Express Company.

The Issuer has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PAGE 153
Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1995.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

(Back cover)

Quick telephone reference

Selling Agent
American Express Bank International

Region Offices
101 East 52nd Street
29th Floor
New York, NY 10022
(212) 415-9500

1221 Brickell Avenue
8th Floor
Miami, FL 33131
(305) 350-7750

Selling Agent
Coutts & Co. (USA) International
421 North Rodeo Drive
Penthouse 1
Beverly Hills, CA 90210
(310) 858-2924

American Express Financial Advisors

IDS Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

PAGE 155
                PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                          PURSUANT TO RULE 404(c)
                         IDS STOCK MARKET CERTIFICATE - DIRECT MAIL
                              AND VARIATIONS



Item                            Caption in
Number                          Prospectus

Item 1. Forepart of the
Registration Statement
and Outside Front Cover
Page of Prospectus.

Item 2. Inside Front and        Where to get information about
Outside Back Cover Pages        IDSC;  Table of Contents.
of Prospectus.

Item 3. Summary Informa-        About the certificate
tion, Risk Factors
and Ratio of Earnings
to Fixed Charges.

Item 4. Use of Proceeds.        How your money is used and
                                protected; Investment policies

Item 5. Determination of        Not Applicable.
Offering Price.

Item 6. Dilution.               Not Applicable.

Item 7. Selling Security        Not Applicable.
Holders.

Item 8. Plan of                 How your certificate
Distribution.                   is managed.

Item 9. Description of          About the Certificate;
Securities to Be                How to invest and withdraw
Registered.                     funds.
                                Taxes on your earnings.

Item 10. Interests of           Not Applicable.
Named Experts and Counsel.

PAGE 156
                    PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                            PURSUANT TO RULE 404(c) (Continued)




Item                            Caption in
Number                          Prospectus

Item 11. Information with       Invested and guaranteed by
Respect to the Registrant.      IDSC; Regulated by government;
                                Relationship between IDSC and
                                American Express Financial
                                Corporation; Capital structure
                                and certificates issued;
                                Directors and Officers.

Item 12. Disclosure of          Directors and Officers
Commission Position on
Indemnification for
Securities Act Liabilities.

PAGE 157
IDS Stock Market Certificate

Prospectus  April 24, 1996

Potential for stock market growth with safety of principal

IDS Stock Market Certificates are issued by IDS Certificate Company
(IDSC). You can purchase this certificate with a single investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from IDSC to invest more). As long as you stay within this limit, you can make additional investments at the end of a term. Your principal is guaranteed by IDSC. You can participate in any increase of the stock market based on the S&P 500 Index while protecting your principal. In addition, you decide whether part of your return will be guaranteed by IDSC or whether all of it will be tied to the market. You can keep your certificate for up to 14 terms.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This investment is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

This prospectus describes terms and conditions of your IDS Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Stock Market Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Issuer:                             Distributor:
IDS Certificate Company             American Express
IDS Tower 10                        Service Corporation
Minneapolis, MN  55440-0010         IDS Tower 10
1-800-AXP-SERV  (toll free)         Minneapolis, MN  55440-0010

TTY numbers:
1-800-710-5260 (toll free)



An American Express company
PAGE 158
Where to get information about IDSC

IDSC is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
Northwestern Atrium Center
500 West Madison St., Suite 1400
Chicago, IL  60611

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest and participation rates

IDSC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Stock Index (S&P 500 Index) as explained under "About the certificate" below.

Here are the interest rates and market participation percentages in effect on the date of this prospectus, April 24, 1996:

Maximum           Market participation          Minimum
return            percentage                    interest

 10%                100%  (full)                None
 10%                 25%  (partial)             currently 3.25%

These rates may or may not be in effect when you apply to purchase your certificate. If you choose the partial participation options for your certificate, your minimum interest rate will be between 2.75% and 3.25%. Rates for later terms are set at the discretion of IDSC and may also differ from the rates shown here. We reserve the right to issue other securities with different provisions. PAGE 159
Contents

Table of contents

About the certificate
Investment amounts                                            p
Face amount and principal                                     p
Certificate term                                              p
Value at maturity                                             p
Receiving cash before end of the term                         p
Interest                                                      p
Promotions and pricing flexibility                            p
Historical data on the S&P 500 Index                          p
Calculation of return                                         p
About the S&P 500 index                                       p
Opportunities at the end of a term                            p

How to invest and withdraw funds
Buying your certificate                                       p
Full and partial withdrawals                                  p
Other full and partial withdrawal policies                    p
IRAs:  special policies                                       p
Transfer of ownership                                         p
For more information                                          p

Taxes on your earnings
Retirement accounts                                           p
Gifts to minors                                               p
Foreign investors                                             p

How your money is used and protected
Invested and guaranteed by IDSC                               p
Regulated by government                                       p
Backed by our investments                                     p
Investment policies                                           p

How your money is managed
Relationship between IDSC and American Express
    Financial Corporation                                     p
About American Express Service Corporation                    p
Capital structure and certificates issued                     p
Investment management and services                            p
Distribution                                                  p
Employment of other American Express affiliates               p
Directors and officers                                        p
Auditors                                                      p

Annual Financial information
Summary of selected financial information
Management's discussion and analysis of
  financial condition and results of operations
Report of independent auditors
Financial statements
Notes to financial statements

PAGE 160
About the certificate

Investment amounts

You may purchase the IDS Stock Market Certificate with a single investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior authorization from IDSC to invest more).

The certificate may be used as an investment for your Individual
Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. Your principal is guaranteed by IDSC. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. Interest is credited to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

          $10,000.00     Face Amount (initial investment)
  plus        725.00     Interest credited to your account at the
                         end of the term
  plus          5.00     Interim interest (See "Interim interest")
  minus       ($0.00)    Interest paid to you in cash
  plus      2,500.00     Additional investment to your certificate
  minus       ($0.00)    Withdrawals and applicable penalties
          $13,230.00     Principal at the beginning of the next
                         term.

Certificate term

Your first certificate term is a 12-month period that begins on the Wednesday after your application is accepted and ends the Tuesday before the one-year anniversary of its acceptance. For example, if your application is accepted on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 12-month periods that begin on the Wednesday following the 14-day grace period at the end of the prior 12-month term. You may begin your next term on any Wednesday during the PAGE 161
14-day period by providing prior written instructions to IDSC. If you choose to receive fixed interest, subsequent terms will be up to 12 months as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms, and you will receive a check for its value. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of the term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Interest

You may select from two types of participation interest for your first term. The two types are 1) full participation, or 2) partial participation together with minimum interest. Both of these options have an upper limit which is the maximum annual return explained below. After your first term, you may choose not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. Thus, your return is linked to stock market performance. The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest). Your return is composed of two parts:
     1.   A percentage of any increase in the S&P 500 Index, and
     2. A rate of interest guaranteed by IDSC in advance for each term.
Together, they cannot exceed the maximum return.

If you chose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.75% and 3.75%.

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial interest and participation rates."
PAGE 162
Fixed interest: After your first term, this option allows you to stop participating in the market entirely for one or more terms. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 12 months. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 index value: The stock market closes at 3 p.m. Central time and the S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's Corporation (S&P) makes minor adjustments to the closing value after 4:30 p.m. and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 0 to 100 basis points (0.00% to 1.00%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408 by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, American Express PAGE 163
Financial Corporation (AEFC) or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call American
Express Financial Services Direct at the telephone numbers listed on the back cover.

Earning interest: Participation interest is calculated, credited and compounded at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. In setting future interest rates, a primary consideration will be the prevailing investment climate. Rates are reviewed weekly, and we have complete discretion as to what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult American Express Financial Services
Direct at the telephone numbers listed on the back cover.

Promotions and pricing flexibility

From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Service Corporation (AESC) or its subsidiaries. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

PAGE 164
Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1996. The values of the S&P 500 Index are reprinted with the permission of S&P.


       S&P 500 Index values - December 1983 to February 1996


400



300 Chart shows closing values of the S&P from above 100 in 1994 to end near 500 in Feb. 1996


200



100

84    85    86    87    88    89    90    91    92    93    94   95


S&P 500 Index average annual return

Beginning date              Period held             Average annual
   Dec. 31,                  in years                   return
___________________________________________________________________
    1985                        10                            %
    1990                         5
    1994                         1

PAGE 165
The next chart illustrates, on a moving 12-month basis, the price return of the S&P 500 Index measured for every 12-month period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.


            S&P Index - December 1984 to February 1996

40%

          Chart shows 12-month Moving Price Return of the S&P from a high of 40% to a low of -20%

20%


0%


-20%

85    86    87    88    89    90    91    92    93    94    95   96

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all of the 12-month price returns of the S&P 500 Index beginning with the 12-month period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

          S&P 500 Index - December 1984 to February 1996

20

          Chart shows the distribution of all of the 12-month price returns of the S&P 500 from 1/1/84 through 2/28/96 with a high of just over 20 and a low between 0 and 5

15



10

-15     -10     -5     0     5     10     15     20     25    30

PAGE 166
The last chart illustrates, on a moving weekly basis, the actual 12-month return of the IDS Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite IndexR through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE Composite IndexR rather than the S&P 500 Index.

             Actual 12-Month Return 1/22/91 to 2/8/96

30%



25%



20% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the period and 25% level of participation tracking at the 25% level of return.

15%



10%                  --- Market Index
                     *** Stock Market Full Participation
                     ... Stock Market 25% Participation

5%



0%

1/91   4/91   7/91   10/91   1/92   4/92   7/92   10/92   1/93   4/93   7/93   10/93   2/94   4/94   7/94   10/94   2/95

The NYSE Composite IndexR is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE. Because the IDS Stock Market Certificate was first available on Jan. 24, 1990, the performance reflects the returns on the one-year anniversary date, falling on a Wednesday, of each of the weeks shown.

The recent historical experience of an index should not be taken as an indication of future performance of the stock market or the certificate. No assurance can be given that an index will not decline or that certificate holders will receive interest on their accounts beyond any minimum interest or fixed interest selected.

PAGE 167
Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                minus
Term beginning value of S&P 500 Index             divided by
Term beginning value of S&P 500 Index             equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

     Term ending value of S&P 500 Index           458
     Term beginning value of S&P 500 Index        422
     Maximum return                                10%
     Minimum return                              3.25%
     Partial participation rate                    25%

             458   Term ending value of S&P 500 Index
   minus     422   Term beginning value of S&P 500 Index
  equals      36   Difference between beginning and ending values

              36   Difference between beginning and ending values
divided by   422   Term beginning value of S&P 500 Index
    equals  8.53%  Percent increase - full participation return

            8.53%  Percent increase or decrease
    times  25.00%  Partial participation rate
   equals   2.13%
     plus   3.25%  3.25% minimum interest rate
   equals   5.33%  Partial participation return

In both cases in the example, the return would be less than the 10% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

                                                    Partial
                              Maximum            participation
     Start of term         annual return         minimum rate
     Jan. 24, 1990             18.00%                5.00%
     Feb. 5, 1992              18.00                 4.00
     May 13, 1992              15.00                 4.00
     Sept. 9, 1992             12.00                 3.00
     Nov. 11, 1992             10.00                 2.50
     Nov. 2, 1994              10.00                 2.75
     April 26, 1995            12.00                 3.50
     Jan. 17, 1996             10.00                 3.25

PAGE 168
Examples

To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that you purchased the certificate with a $10,000 original investment. Also assume that the partial participation rate is 25%, the minimum interest rate for partial participation is 3.25%, and the maximum total return for full and partial participation is 10%.

------------------------------------------------------------------------------------------
1.           If the Market and the S&P 500 Index value rise
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                      8% Increase in the S&P 500 Index              Index 459
Full participation interest          Partial participation interest and Minimum interest
$10,000     Original investment      $10,000    Original investment
+   800     (8% x $10,000)           +   325    3.25% (Minimum interest rate) x $10,000
            Participation interest   +   200    25% x 8% x $10,000 participation interest
$10,800     Ending balance           $10,525    Ending balance
            (8% total return)                   (5.25% total return)

------------------------------------------------------------------------------------------
2.           If the Market and the S&P 500 Index value fall
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                      4% Decrease in the S&P 500 Index              Index 408
Full participation interest          Partial participation interest and Minimum interest
$10,000     Original investment      $10,000    Original investment
+     0     Participation interest   +   325    3.25% (Minimum interest rate) x $10,000
$10,000     Ending balance           +     0    Participation interest
            (0% Total return)        $10,325    Ending balance
                                                (3.25% Total return)
----------------------------------------------------------------------------------------
3.    If the Market and the S&P 500 Index value rise above maximum return
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                      16% Increase in the S&P 500 Index             Index 493
Full participation interest          Partial participation interest and Minimum interest
$10,000     Original investment      $10,000    Original investment
+ 1,000     (10% x $10,000)          +   325    3.25% (Minimum interest rate) x $10,000
            Maximum interest         +   400    (25% x 16% x $10,000) Participation interest
$11,000     Ending balance           $10,725    Ending balance
            (10% Total return)                  (7.25% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDS Certificate Company (IDSC) does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's Corporation (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the New York Stock Exchange. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers.

PAGE 169
"Standard & Poor'sR," "S&P," "S&P 500," "Standard & Poor's 500," and "500" are trademarks of McGraw-Hill, Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, you would be sent a notice indicating the comparable index that will be used and be given the option to withdraw your certificate balance, if desired, and receive your principal, without being assessed a withdrawal charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

     o change your participation selection,

     o add money to your certificate,

     o change your term start date,

PAGE 170
     o withdraw part or all of your money without a withdrawal penalty or loss of interest, or

     o receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 12-month term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must call or give us written instructions before your current term ends. Or, you may phone in your instructions and follow up the call with written verification. You can tell us to start your next term on any Wednesday during the grace period immediately following our receipt of your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. Term end notification cannot be sent in advance because indexing information and interest (if any) are included. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest and withdraw funds

Buying your certificate

Your financial consultant will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the guaranteed minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. (See "Purchase policies" below).

IMPORTANT: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security Number or Employer Identification Number or a Form W-8 or approved substitute). See "Taxes on your earnings."

PAGE 171
Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has the authority to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs. See "IRAs: special policies."

Two ways to make additional investments at term end

1
By mail

Send your check along with your name and account number to:

Regular mail:                           Express mail:
American Express Financial              American Express Financial
 Services Direct                         Corporation
P.O. Box 59196                          Attn: American Express
Minneapolis, MN  55459-0196                   Financial Services
                                              Direct I12/716
                                              733 Marquette Avenue
                                              Minneapolis, MN
                                                       55402-2039

2
By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn:  Domestic Wire Dept.

Give these instructions: Credit IDS Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received less any costs IDSC incurs will be returned promptly.

o    Minimum amount you may wire:  $1,000

o Wire orders can be accepted only on days when your bank, AEFC, IDSC, Norwest Bank Minneapolis and American Express Financial Services Direct are open for business.

PAGE 172
o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m.
     Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and AESC are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. (The 2% penalty is waived upon death of the certificate owner or if it is for an IRA and you have reached age 70 1/2.)

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose interest accrued on the withdrawal amount since minimum and participation interest is credited only at the end of a term. However, accrued fixed and interim interest will be paid to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest

Account balance                                  $10,000.00
Interest (interest is credited at the end of           0.00
the term)
Withdrawal of principal                          ( 2,000.00)
2% withdrawal penalty                                (40.00)
Balance after withdrawal.                        $ 7,960.00
PAGE 173
You will forfeit any accrued interest on the withdrawal amount.

Fixed interest

Account balance                                  $10,000.00
Interest credited to date                            100.00
Withdrawal of credited interest                     (100.00)
Withdrawal of principal                           (1,900.00)
2% withdrawal penalty (on $1,900                     (38.00)
principal withdrawn)
Balance after withdrawal.                        $ 8,062.00

IRAs: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. (A check may be mailed earlier if your bank provides evidence that your check has cleared.)

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Two ways to request a withdrawal

1
By phone

o Call the American Express Financial Services Direct service team at the numbers listed on the back cover.

o    Maximum phone request:  $50,000

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone request believed to be authentic and will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording telephone calls. So long as reasonable procedures are followed, neither IDSC nor AEFC or its subsidiaries will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing American Express Financial Services Direct.
PAGE 174
2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Services Direct
P.O. Box 59196
Minneapolis, MN  55459-0196

Express mail:
American Express Financial Corporation
Attn:  American Express Financial Services Direct
I12/716
733 Marquette Avenue
Minneapolis, MN  55402-2039

Written requests are required for:

o    Transactions over $50,000

o Custodial accounts where the minor has reached the age at which custodianship should terminate.


Three ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing

o    Payable to name(s) you requested

o For express mail, you will pay charges that vary depending on the courier you select. For a partial withdrawal leaving a remaining balance of more than $1,000, these charges will be deducted from the remaining balance. If the remaining balance is less than $1,000, or if it is a full withdrawal, charges are deducted from proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal:  $1,000

o    Request that money be wired to your bank

o    Bank account must be in same ownership as IDSC account

o Pre-authorization required. Complete the bank wire authorization section in the application. All registered owners must sign.

PAGE 175
o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for preauthorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge

o    Deposited electronically in your bank account

o    Allow two to five business days from request to deposit

IRAs:  special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA accounts of clients who have reached age 70 1/2.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a $25 termination fee will apply.

o The IRA termination fee will be waived if withdrawal occurs upon the account owner's death.

Transfer of ownership

While the certificate is not negotiable, IDSC will transfer ownership upon written notification to American Express Financial Services Direct. However, if you have purchased your certificate for an IRA, you may be unable to transfer or assign the certificate without losing the account's favorable status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions PAGE 176 regarding your certificate, please consult the American Express Financial Services Direct service team at the telephone numbers listed on the back cover.

Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide certificate owners and the IRS with reports of all earnings over $10 (Form
1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest, including interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the IDS Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument
(VRDI) rather than a contingent debt instrument (CDI). If the Stock Market Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the holder's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax adviser for information regarding the tax implications of your certificate.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings--and, in many cases, on part or all of the investment itself--until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. (Other exceptions may also apply.)

Consult your tax advisor to see how these rules apply to you before you request a distribution from your IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform
Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever PAGE 177 applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding:
As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN)--either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account with American Express Financial Services Direct.

If you don't provide the TIN to American Express Financial Services Direct, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    $50 penalty for each failure to supply your correct TIN
o a civil penalty of $500 if you make a false statement that results in no backup withholding
o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

                                 Use the Social Security or
For this type of account:        Employer Identification Number of:

Individual or joint              The individual or first person
                                 listed on the account

Custodian account of a minor     The minor
(Uniform Gifts/Transfers to
Minors Act)

A living trust                   The grantor-trustee (the person
                                 who puts the money into the trust)

An irrevocable trust             The legal entity (not the personal
or estate                        representative or trustee, unless
                                 no legal entity is designated in
                                 the account title)

Sole proprietorship or           The owner or partnership
partnership

Corporate                        The corporation

Association, club or             The organization
tax-exempt organization

PAGE 178
For details on TIN requirements, ask your American Express
Financial Services Direct Team for Federal Form W-9, Request for
Taxpayer Identification Number and Certification.

Foreign investors

If you are not a citizen or resident of the United States, you must supply American Express Financial Services Direct with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. American Express Financial Services Direct will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a CDI, part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, American Express Financial Services Direct will need a statement from persons American Express Financial Services Direct believes are knowledgeable about your estate. The statement must be in a form satisfactory to American Express Financial Services Direct and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. If we do not receive the statement, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS.

In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your IDS certificate to satisfy estate taxes.

IMPORTANT: This information is a brief and selective summary of certain federal tax rules that apply to this certificate. Tax matters are highly individual and complex, and you should consult a qualified tax adviser about your personal situation.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Stock Market Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total

PAGE 179
assets of more than $___ billion and a net worth in excess of $___ million on Dec. 31, 1995.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners

o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to AESC, and American Express Financial Advisors Inc.

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawal of bank CDs often results in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate--not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1995, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1995:

Type of investment                     Net amount invested

Corporate and other bonds                     31%
Government agency bonds                       27
Preferred stocks                              23
Mortgages                                      9
Municipal bonds                                5
Cash and cash equivalents                      5
PAGE 180
More than 95% of our securities portfolio (bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company (formerly IDS Trust Company), Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1995 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio--among what types of investments in what amounts--the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Purchasing securities on margin: We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities: We have not and do not intend to purchase or sell commodities or commodity contracts.

Underwriting: We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money: From time to time we have established a line of credit if management believed borrowing was necessary or desirable. While a line of credit does not currently exist, it may be established again in the future. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate: We may invest directly in real estate, though we have not generally done so in the past. We do invest in mortgage loans.

Lending securities: We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities.
We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities: Most of our investments are in debt securities, some of which are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions: We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. IDSC may enter into financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

Illiquid securities: A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% illiquid securities limit, IDSC will use statutory accounting. This means that, for this purpose, the portfolio will be valued in accordance with applicable investment statutes rather than generally accepted accounting principles.

Restrictions: There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and AEFC

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC, our parent company and organizer, had issued similar certificates since 1894. On Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.

PAGE 182
During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1995, AEFC managed investments, including its own, of more than $105 billion. [AEFC's wholly owned subsidiary, AESC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than ___ offices and more than _____ financial advisors. AESC's financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning, and estate planning.]

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American ExpressR Card and Travelers Cheque operations through American Express Travel
     Related Services Company, Inc. and its subsidiaries), and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

About AESC

AESC is a wholly-owned subsidiary of American Express Travel
Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

AESC is not a bank, and the securities offered by it, such as face amount certificates issued by IDSC, are not backed or guaranteed by any bank, nor are they insured by the FDIC.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1995, IDSC had issued (in face amount)
$______________ of installment certificates and $______________ of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,
o    making specific investment recommendations
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets):

Advisory and services fee computation:

Included assets            Percentage of total book value

First $250 million                    0.75%
Next 250 million                      0.65
Next 250 million                      0.55
Next 250 million                      0.50
Any amount over $1 billion            0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fees for the past three years were:

                                        Percentage of
Year          Total fees                included assets

1995          $                                 %
1994          $13,565,432                   0.51
1993          $15,036,091                   0.50

Estimated advisory and services fees for 1996 are $__________.

Other expenses payable by IDSC:  The Investment Advisory and
Services Agreement provides that we will pay:

o costs incurred by us in connection with real estate and mortgages,
o    taxes,
o    depository and custodian fees,
o    brokerage commissions,
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC,
o fees and expenses of our directors who are not officers or employees of AEFC,
o provision for certificate reserves (interest accrued on certificate owner accounts), and
o expenses of customer settlements not attributable to sales function.

PAGE 184
Distribution

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Services Direct, we pay AESC for the distribution of this certificate as follows:

o 1.00% of the initial investment on the first day of the certificate's term, and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

Under a Distribution Agreement with American Express Financial
Advisors Inc. we pay for the distribution of this certificate as follows:

o 1.25% of the initial investment on the first day of the certificate's term, and

o 1.25% of the certificate's reserve at the beginning of each subsequent term, for certificates sold through American Express financial advisors or through American Express Bank International (AEBI) or Coutts & Co (USA) International (Coutts) representatives.

This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $__________ during the year ended Dec. 31, 1995. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $__________ during 1996 and AESC distribution fees amounting to $_________ during 1996.

See Note 1 to financial statements regarding deferral of distribution fee expense.

AESC pays commissions to its financial advisors. American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Selling Agent Agreements with AEBI and Coutts:  In turn, under
Selling Agent Agreements with AEBI and Coutts, American Express
Financial Advisors Inc. compensates each for their services as Selling Agents of this certificate as follows:

o AEBI is paid a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o Coutts is paid a fee equal to 0.80% per term of the principal amount of each certificate for which Coutts is the selling agent.

PAGE 185
Coutts is compensated on additional investments made by its clients who are former clients of AEBI. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on exchanges made by such clients to other certificates only to the extent that a client has the right to make additional investments or exchanges.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

AEBI and Coutts are Edge Act corporations organized under the provisions of Section 25(a) of the Federal Reserve Act. AEBI is a wholly owned subsidiary of American Express Bank Ltd. (AEBL).

Coutts is an indirect wholly owned subsidiary of NatWest PLC.  As
Edge Act corporations, AEBI and Coutts are subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve
System (the Federal Reserve). They are supervised and regulated by the Federal Reserve.

Although AEBI and Coutts are banking entities, the Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, by Coutts, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

PAGE 186
Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $______ during 1995 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943.
Director since 1987.

President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929.
Director since 1989.

Former vice president and group executive, Industrial Systems, with Honeywell Inc. Retired 1989.

Edward Landes
Born in 1919.
Director since 1984.

Development consultant. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck Ph.D.
Born in 1926.
Director since 1987.

Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills Inc. since 1970. Retired 1987.

James A. Mitchell*
Born in 1941.
Director since 1994.

Chairman of the board of directors since 1994. Executive vice president - marketing and products of AEFC since 1994. Senior vice president - insurance operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916.
Director since 1968.

PAGE 187
Gordon H. Ritz
Born in 1926.
Director since 1968.

President, Con Rad Broadcasting Corp. Director, Sunstar Foods and Mid-America Publishing.

Stuart A. Sedlacek*
Born in 1957.
Director since 1994.

President since 1994. Vice president - assured assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1994. Executive vice president - assured assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957.
President since 1994.

Morris Goodwin Jr.
Born in 1951.
Vice president and treasurer since 1989.

Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957.
Secretary since 1995.

Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951.
Vice president-investments since 1994.

Vice President - insurance investments of AEFC since 1989. Vice president, investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957.
Vice president and controller since 1994.

Director of finance - assured assets of AEFC since 1994. Manager of investment accounting of IDS Life Insurance Company from 1986 to 1994.

PAGE 188
Bruce A. Kohn
Born in 1951.
Vice president and general counsel since 1993.

Counsel to AEFC since 1992.  Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937.
Vice president - Real Estate Loan Management since 1993.

Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1995.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

PAGE 189
(back cover)

Quick telephone reference

American Express Financial Services Direct Service Team
Withdrawals, transfers, inquiries
National:  800-AXP-SERV

Financial Consultant
800-AXP-8800

TTY Service
For the hearing impaired
800-710-5260

American Express Financial Advisors

IDS Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

PAGE 190
             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS
Item
Number

Item 13.  Other Expenses of Issuance and Distribution.

          The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14.  Indemnification of Directors and Officers.

          The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

          The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15.  Recent Sales of Unregistered Securities.

(a)     Securities Sold

Period of sale         Title of securities           Amount sold
1992                   IDS Special Deposits          $29,753,590.00
1993                   IDS Special Deposits            8,367,601.13
1994                   IDS Special Deposits           18,013,424.38
1995                   IDS Special Deposits           56,855,953.00

(b)     Underwriters and other purchasers

IDS Special Deposits are marketed by American Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom.

(c)     Consideration

All IDS Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $147,146.65 in 1992, $153,318.21 in 1993, $88,686.14 in 1994, and $172,633.41 in 1995.

PAGE 191
(d)     Exemption from registration claimed

IDS Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom to persons who are not U.S. persons, as defined in Regulation S.

Item 16.  Exhibits and Financial Statement Schedules.

     (a)  The following exhibits to this Post-Effective Amendment
          No. 16 to Registration Statement No. 2-95577 are incorporated herein by reference or attached hereto:

          1. (a) Copy of Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement for the American Express International Investment Certificate (now called, the IDS Investors Certificate), is incorporated herein by reference.

               (c)(b)Selling Agent Agreement dated June 1, 1990,
                    between American Express Bank International and IDS Financial Services Inc. for the IDS Investors and IDS Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

               (c) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

               (d) Amendment to the Selling Agent Agreement dated December 12, 1994 between IDS Financial
                    Services Inc. and American Express Bank
                    International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to
                    Registration Statement No. 2-95577, is
                    incorporated herein by reference.

               (e) Selling Agent Agreement dated December 12, 1994 between IDS Financial Services Inc. and Coutts & Co. (USA) International filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (f) Consulting Agreement dated December 12, 1994 between IDS Financial Services Inc. and Coutts & Co. (USA) filed electronically as Exhibit 1(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.
PAGE 192
          PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  (a)  Continued

          2.   Not Applicable.

          3.   (a)  Certificate of Incorporation, dated December
                    31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 2 to
                    Registration Statement No. 2-95577, is
                    incorporated herein by reference.

               (b) Certificate of Amendment, dated February 9, 1984, filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (c)  By-Laws, dated December 31, 1977, filed
                    electronically as Exhibit 3(c) to Post-
                    Effective Amendment No. 2 to Registration
                    Statement No. 2-95577, is incorporated herein by reference.

          4.   Not Applicable.

          5.   Not applicable.

          6 through 9. -- None.

          10. (a) Investment Advisory and Services Agreement between Registrant and IDS/American Express Inc., dated January 12, 1984, filed electronically as Exhibit 10(a) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (b) Depository and Custodial Agreement, between IDS Certificate Company and IDS Trust Company dated September 30, 1985, filed electronically as
                    Exhibit 10(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (c) Loan Agreement between Registrant and Investors Syndicate Development Corporation, dated October 13, 1970, filed electronically as
                    Exhibit 10(c) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (d) Agreement for the servicing of Residential Mortgage Loans between ISA and Advance Mortgage Company, Ltd., dated August 31, 1980, filed electronically as Exhibit 10(d) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.
PAGE 193
          PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  (a)  Continued

               (e) Agreement for the servicing of Commercial Mortgage Loans, between ISA and FBS Mortgage Corporation, dated October 1, 1980, filed electronically as Exhibit 10(e) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (f)  Agreement by and between Registrant and
                    Investors Diversified Services, Inc. (now IDS Financial Services Inc.) providing for the purchase by IDS of a block of portfolio securities from Registrant, filed as Exhibit -
                    10.5 to the September 30, 1981 quarterly report on Form 10-Q of Allegheny Corporation, is incorporated herein by reference.

               (g) Transfer Agent Agreements for the servicing of the American Express Savings Certificate filed electronically as Exhibit 10(g) to Pre-Effective Amendment No. 1 to Registration Statement No. 33-25385, are incorporated herein by reference.

               (h) Foreign Deposit Agreement dated November 21, 1990, between Registrant and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

          11 through 24. -- None.

               25.  (a)  Officers' Power of Attorney, dated May 17,
                         1994 is filed electronically as Exhibit
                         25(a) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

                    (b)  Directors' Power of Attorney, dated May
                         13, 1994 is filed electronically as
                         Exhibit 25(b) to Post-Effective Amendment
                         No. 13 to Registration Statement No. 2-
                         95577, is incorporated herein by
                         reference.

          26 through 28. None.

          (b)  The financial statement schedules for IDS
               Certificate Company filed electronically as Exhibit 16(b) in Post-Effective Amendment No. 37 to
               Registration Statement No. 2-55252 for Series D-1
               Investment Certificate, are incorporated by reference herewith.

PAGE 194
Item 17.  Undertakings.

          Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc., (formerly IDS Financial Services Inc.) as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

PAGE 195
                               SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 29th day of January 1996.

                               IDS CERTIFICATE COMPANY

                               By /s/ Stuart A. Sedlacek*
                                      Stuart A. Sedlacek, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in their capacities on January 29, 1996.

Signature                                    Capacity
/s/ Stuart A. Sedlacek* **                   President and Director
    Stuart A. Sedlacek


/s/ Morris Goodwin*                          Treasurer and Principal
    Morris Goodwin                           Financial Officer


/s/ Jay C. Hatlestad*                        Controller and
    Jay C. Hatlestad                         Principal Accounting Officer


/s/ David R. Hubers**                        Director
    David R. Hubers


/s/ Charles W. Johnson**                     Director
    Charles W. Johnson


/s/ Edward Landes**                          Director
    Edward Landes


/s/ John V. Luck**                           Director
    John V. Luck


Signatures continued on next page.

PAGE 196
Signatures continued from previous page.



Signature                                    Capacity

/s/ James A. Mitchell**                      Director
    James A. Mitchell


/s/ Harrison Randolph**                      Director
    Harrison Randolph


/s/ Gordon H. Ritz**                         Director
    Gordon H. Ritz

*Signed pursuant to Officers' Power of Attorney dated May 17, 1994 filed electronically as Exhibit 25(a) to Post-Effective Amendment
No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.


______________________.
Bruce A. Kohn


**Signed pursuant to Directors' Power of Attorney dated May 13,
1994 filed electronically as Exhibit 25(b) to Post-Effective
Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.


_________________________.
Bruce A. Kohn

PAGE 197
CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 16 TO REGISTRATION
STATEMENT NO. 2-95577


Cover Page

Explanatory Note

Cross-reference sheet

Prospectus

Part II Information

Signatures